Exhibit 10.5

EIGHTH AMENDMENT TO OFFICE/RETAIL LEASE
This EIGHTH AMENDMENT TO OFFICE/RETAIL LEASE (this "Eighth Amendment") is dated for reference purposes only as of May 30, 2014 (the "Effective Date" or "ED"), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company ("Landlord"), and UNION BANK, N.A., a national banking association, formerly known as Union Bank of California, N.A. ("Tenant").

R E C I T A L S:

A.    Hines VAF UB Plaza, L.P., a Delaware limited partnership, as landlord (the "Original Landlord"), and Tenant, as tenant, entered into that certain Office/Retail Lease dated as of October 8, 2008 (the "Original Lease"), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain space as more particularly described in the Lease (the "Original Premises") in that certain building located at 445 South Figueroa Street, Los Angeles, California 90071.
B.    Original Landlord and Tenant entered into that certain First Amendment to Office/Retail Lease dated as of November 17, 2008 (the "First Amendment"), pursuant to which the parties (i) expanded the Original Premises to include the 28th Floor Expansion Space, and (ii) otherwise modified the terms of the Original Lease, all as more particularly described in the First Amendment.
C.    Original Landlord and Tenant entered into that certain Second Amendment to Office/Retail Lease dated as of July 10, 2009 (the "Second Amendment"), pursuant to which the parties (i) expanded the Original Premises and the 28th Floor Expansion Space to include the Second Amendment Expansion Space, and (ii) otherwise modified the terms of the Original Lease and the First Amendment, all as more particularly described in the Second Amendment.
D.    Original Landlord and Tenant entered into that certain Third Amendment to Office/Retail Lease dated as of April 14, 2010 (the "Third Amendment"), pursuant to which the parties modified certain of the terms of the Original Lease, the First Amendment and the Second Amendment, all as more particularly described in the Third Amendment.
E.    Original Landlord and Tenant entered into that certain Fourth Amendment to Office/Retail Lease dated as of August 10, 2010 (the "Fourth Amendment"), pursuant to which the parties (i) expanded the Original Premises, the 28th Floor Expansion Space and the Second Amendment Expansion Space to include the 35th Floor Expansion Space, and (ii) otherwise modified the terms of the Original Lease, the First Amendment, the Second Amendment and the Third Amendment, all as more particularly described in the Fourth Amendment.
F.    Landlord and Tenant entered into that certain Fifth Amendment to Office/Retail Lease dated as of October 31, 2010 (the "Fifth Amendment"), pursuant to which the parties modified certain of the terms of the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, all as more particularly described in the Fifth Amendment.
G.    Landlord and Tenant entered into that certain Sixth Amendment to Office/Retail Lease dated as of February 15, 2011 (the "Sixth Amendment"), pursuant to which the parties converted certain visitor parking spaces into reserved parking spaces, all as more particularly described in the Sixth Amendment.
H.    Landlord and Tenant entered into that certain Seventh Amendment to Office/Retail Lease dated as of November 14, 2012 (the "Seventh Amendment"), pursuant to which the parties (i) expanded the Existing Premises to include the 34th Floor Expansion Space, and (ii) otherwise modified the terms of the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, all as more particularly described in the Seventh Amendment.
I.    The Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, and Seventh Amendment are collectively referred to herein as the "Lease." The Original Premises, 28th Floor Expansion Space, Second Amendment Expansion Space, 35th Floor Expansion Space, and 34th Floor Expansion Space are sometimes collectively referred to herein as the "Existing Premises." Landlord is the successor-in-interest to Original Landlord as "Landlord" under the Lease.
J.    Capitalized terms which are used in this Eighth Amendment without definition have the meanings given to them in the Lease.
K.    The parties now desire to amend the terms of the Lease to (i) expand the Existing Premises by 24,475 rentable square feet to include that certain space containing approximately 16,354 rentable square feet known as Suite 2700 and comprising the entire rentable area of the twenty-seventh (27th) floor of the Building, as depicted on Exhibit A attached hereto, and that certain space containing approximately 8,121 rentable square feet known as Suite 2600 on the twenty-sixth (26th) floor of the Building, as depicted on Exhibit A-1 attached hereto (the "Suite 2600 and 2700 Expansion Space"); and (ii) otherwise modify the Lease, all upon the terms and conditions hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Eighth Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.    Expansion of Existing Premises. The "Premises" leased by Tenant under the Lease shall be expanded and redefined to include the Suite 2600 and 2700 Expansion Space for the period (the "Suite 2600 and 2700 Lease Term") commencing upon the Effective Date (the "Suite 2600 and 2700 Commencement Date") and expiring on January 31, 2022 (the "Suite 2600 and 2700 Expiration Date"). This Eighth Amendment will go into effect when executed by Landlord and Tenant, but Tenant will not have to pay Rent for the Suite 2600 and 2700 Expansion Space until the Rent Commencement Date, as defined and qualified in Section 7(b) and Section 10 of Exhibit B, and the Suite 2600 and 2700 Expansion Space shall be leased on the same terms and conditions set forth in the Lease, subject to the modifications set forth in this Eighth Amendment. Landlord and Tenant hereby agree and have verified that the rentable area of the Suite 2600 and 2700 Expansion Space (as set forth in Recital K above) has been calculated in accordance with 1996 BOMA, and is not subject to adjustment or re-measurement by Landlord or Tenant. Notwithstanding the expansion and redefinition of the Premises to include the Suite 2600 and 2700 Expansion Space as provided hereinabove:
(a)    To avoid confusion, the parties specifically agree that the provisions of Sections 4.3.4 and 14.7 of the Original Lease shall continue to be applicable to the Suite 2600 and 2700 Expansion Space;
(b)    Tenant shall not have any right to terminate the Lease as amended by this Eighth Amendment (the "Amended Lease") with respect to the entire Premises pursuant to Sections 11.2, 13.1 or 19.7.2 of the Original Lease (and Landlord shall not have such termination right with respect to the entire Premises pursuant to Sections 11.2 or 13.1 of the Original Lease) in the

event of any casualty damage, condemnation or Abatement Event, respectively, that pertains only to the Suite 2600 and 2700 Expansion Space, but each party shall retain their respective termination rights to terminate the Amended Lease as to the Suite 2600 and 2700 Expansion Space, only, if and to the extent such casualty damage, condemnation or Abatement Event affects such applicable space and otherwise satisfies the requirements for termination as set forth in Sections 11.2, 13.1 and/or 19.7.2, respectively, of the Original Lease.
(c)    The Permitted Use for the Suite 2600 and 2700 Expansion Space shall be limited to Office Space Permitted Use, only; and
(d)    Tenant shall not be entitled to exercise (A) Tenant's options to renew the Lease Term pursuant to Section 2.2 of the Original Lease with respect to the Suite 2600 and 2700 Expansion Space, or (B) Tenant's option to terminate the Lease pursuant to Section 2.4 of the Original Lease with respect to the Suite 2600 and 2700 Expansion Space, it being understood that such options to renew and terminate shall not apply to Suites 2600 and 2700, but Tenant may renew pursuant to Section 7 below.
2.    Condition of Suite 2600 and 2700 Expansion Space. Except as specifically set forth in this Eighth Amendment and in the Work Letter attached as Exhibit B hereto, Tenant shall accept the Suite 2600 and 2700 Expansion Space and the Building, including the base, shell, and core of (i) the Suite 2600 and 2700 Expansion Space, and (ii) the floor of the Building on which the Suite 2600 and 2700 Expansion Space is located (collectively, the "Base, Shell, and Core") in their "AS-IS" condition as of the Suite 2600 and 2700 Commencement Date and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Suite 2600 and 2700 Expansion Space. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Suite 2600 and 2700 Expansion Space, the Building or the Real Property except as specifically set forth in this Eighth Amendment and the Work Letter. Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Eighth Amendment neither the Suite 2600 and 2700 Expansion Space nor the Building has undergone inspection by a Certified Access Specialist. Landlord represents to Tenant that, notwithstanding the foregoing, prior to delivery of the Suite 2600 and 2700 Expansion Space to Tenant, Landlord shall abate, including by encapsulating if necessary, all existing asbestos containing materials ("ACM") from all of the Suite 2600 and 2700 Expansion Space located on the twenty-sixth (26th) floor and twenty-seventh (27th) floor ("Landlord's Work").
3.    Contingency. Notwithstanding the foregoing, Tenant hereby expressly acknowledges and agrees that an existing third-party tenant (the "Existing Tenant") is currently occupying a portion of the Suite 2600 and 2700 Expansion Space located on the twenty-seventh (27th) floor of Premises (the "27th Floor Space") and is scheduled to vacate and surrender the 27th Floor Space to Landlord on or before October 31, 2014, and Landlord will not be able to commence Landlord's Work and deliver the Suite 2600 and 2700 Expansion Space to Tenant until after the Existing Tenant vacates and surrenders the 27th Floor Space to Landlord. Landlord agrees not to consent to the Existing Tenant's holdover in the 27th Floor Space and not to extend the term of the lease for the space occupied by the Existing Tenant and Landlord shall institute unlawful detainer proceedings against the Existing Tenant if such Existing Tenant does not vacate such space by December 1, 2014. Notwithstanding anything to the contrary contained in this Eighth Amendment, but subject to Landlord complying with Section 7(a) of Exhibit B, in no event shall Landlord be in default or breach, nor liable for damages hereunder, if the Existing Tenant fails to timely deliver the 27th Floor Space to Landlord and such delay delays completion of Landlord's Work and delivery of the 27th Floor Space to Tenant.

4.    Base Rent. Base Rent for the Suite 2600 and 2700 Expansion Space shall be calculated separate and apart from the Base Rent payable for the Original Premises, the 28th Floor Expansion Space, the Second Amendment Expansion Space, the 34th Floor Expansion Space and the 35th Floor Expansion Space during the Suite 2600 and 2700 Lease Term. Effective as of the Rent Commencement Date (as defined and qualified in Sections 7(b) and 10 of the Work Letter), Base Rent for the Suite 2600 and 2700 Expansion Space shall be as set forth in the following schedule:

Months/Period Commencing on the Rent Commencement Date	Annual Base Rent	Monthly Installments of Base Rent	Annual Rental Rate per Rentable Square Foot
1 – 12*	$881,100.00	$73,425.00	$36.00
13 – 24	$907,533.00	$75,627.75	$37.08
25 – 36	$934,700.25	$77,891.69	$38.19
37 – 48	$962,846.50	$80,237.21	$39.34
49 – 60	$991,727.00	$82,643.92	$40.52
61 – 72	$1,021,341.75	$85,111.81	$41.73
73 until the Lease Termination Date	$1,052,180.25	$87,681.69	$42.99
*Gross Base Rent shall be prorated for any partial month in which the Rent Commencement Date occurs.
Notwithstanding the foregoing, Landlord hereby agrees to abate in full Tenant's obligation to pay the Base Rent and Direct Expenses due during the second (2nd) through eighth (8th) full calendar months starting on the first day of the first full month following the Rent Commencement Date (the "Abatement Months") (such amount of abated Base Rent and Direct Expenses being hereinafter collectively referred to as the "Abated Amount"). During such Abatement Months, Tenant will still be responsible for the payment of all other monetary obligations due under the Amended Lease.
The anticipated Rent Commencement Date of May 1, 2015 shall be extended one (1) day for each day Tenant is actually delayed in designing, permitting and constructing its Tenant Improvements in, and moving into, Suite 2600 and Suite 2700 because of Landlord Delays or Force Majeure Events as set forth in Exhibit B but not beyond the date Tenant commences business operations from Suite 2600 and Suite 2700 but in no event will the Rent Commencement Date occur earlier than May 1, 2015.
5.    Tenant's Share. During the Suite 2600 and 2700 Lease Term, Tenant's Share of increases in Direct Expenses for the Suite 2600 and 2700 Expansion Space and Tenant's obligations to pay Tenant's Share of increases in Direct Expenses for the Suite 2600 and 2700 Expansion Space shall be calculated and billed to Tenant separate and apart from the Existing Premises and shall be equal to 4.029% (calculated by dividing 24,475 rentable square feet within the Suite 2600 and 2700 Expansion Space by 607,517 rentable square feet in the Building [excluding the existing retail portion of the Real Property located outside the retail/office tower portion of the Building]).
6.    Annual Direct Expense Allowance. The Annual Direct Expense Allowance for the Suite 2600 and 2700 Expansion Space shall be the amount of Direct Expenses for the calendar year 2015 calculated in accordance with Section 4.2 of the Original Lease. Provided, however, under no circumstances will Tenant be required to pay for Direct Expenses for the first twelve (12) months following the Rent Commencement Date.

7.    Option to Extend.

7.1    Extension Options. Provided Tenant is not in default under Section 19.1 of the Amended Lease on either the date of Tenant giving an Extension Notice (defined below) or on the commencement date of the relevant Option Term (each an "Option Term Commencement Date"), Tenant shall have two (2) options to extend the Suite 2600 and 2700 Lease Term (each an "Extension Option") beyond the Lease Expiration Date for an additional period of five (5) years each (each, an "Option Term"). The applicable Extension Option shall be exercisable by Tenant giving written exercise notice thereof ("Extension Notice") to Landlord a minimum of nine (9) months, but not more than twelve (12) months, prior to the expiration of the then current Suite 2600 and 2700 Lease Term.
7.1.1    If Tenant elects to exercise an Extension Option, such Extension Option must be exercised as to the entire Suite 2600 and 2700 Expansion Space collectively, or as to either of the entire Suite 2600 or as to the entire Suite 2700 space as then leased by Tenant under the Amended Lease as of the date Tenant delivers Tenant's Extension Notice to Landlord.
7.1.2    The Base Rent payable hereunder for the Suite 2600 and 2700 Expansion Space during each Option Term shall be adjusted as of each Option Term Commencement Date to an amount equal to the Fair Market Rental Rate for the Suite 2600 and 2700 Expansion Space at that time, calculated on a per rentable square foot basis and multiplied by the number of rentable square feet of the Suite 2600 and 2700 Expansion Space. The Fair Market Rental Rate for each Option Term shall be determined in accordance with the provisions and the time line set forth in Section 7.2 below.
7.1.3    Tenant shall pay Additional Rent during each of the Option Terms as to which an Extension Option is exercised, in accordance with the provisions of the Amended Lease, subject to the adjustment in the Base Year, if any, determined in connection with the determination of the Fair Market Rental Rate under Section 7.2 below.
7.1.4    Each Extension Option set forth in this Section 7.1 is personal to the Original Tenant and any Affiliate to which such Extension Option has been assigned, and may not be assigned, transferred or conveyed to, or exercised by, any other party.
7.2    Fair Market Rental Rate.
7.2.1    Exclusive Procedure. The Fair Market Rental Rate for the Option Terms and for any Right of First Offer shall be determined pursuant to the provisions of this Section 7.2. Tenant and Landlord shall have no further right to appraisal and shall be obligated to accept the rate as determined hereby.
7.2.2    Definition. The phrase "Fair Market Rental Rate" shall mean the fair market value annual rental rate per square foot of rentable area as defined, conditioned and determined in accordance with Sections 2.3.2 and 2.3.3 of the Original Lease.
8.    Right of First Offer .
8.1    Grant of Option; Conditions. Tenant shall have an ongoing right of first offer to lease (the "Right of First Offer") any separately demised space on the twenty-sixth (26th) floor of the Building (the "ROFO Space"). Tenant's Right of First Offer shall be exercised as follows: within thirty (30) days after Landlord has determined that an existing tenant in all or any portion of the ROFO Space will not extend or renew the term of its lease for such portion of the ROFO Space (but prior to leasing such ROFO Space to a party other than the existing tenant), Landlord shall deliver written notice to Tenant (the "ROFO Notice") of the terms under which Landlord is prepared to lease such portion of the ROFO Space to Tenant for the remainder of the Suite 2600 and 2700 Lease Term, which terms shall reflect the Fair Market Rental Rate (as defined in Section 7.2.2 above) for such ROFO Space as reasonably determined by Landlord and taking into account the then remaining length of the Suite 2600 and 2700 Lease Term. Tenant may lease such ROFO Space in its entirety only, and for the remainder of the Suite 2600 and 2700 Lease Term only, under such terms, by delivering written notice of exercise to Landlord (the "Notice of Exercise") within five (5) days after the date of the ROFO Notice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with a ROFO Notice, if:
8.1.1    Tenant is in default under Section 19.1 of the Lease at the time that Landlord would otherwise deliver the ROFO Notice; or
8.1.2    Intentionally omitted; or
8.1.3    the Lease has been assigned (other than pursuant to a Permitted Transfer as set forth in Section 14.7 of the Lease) prior to the date Landlord would otherwise deliver the ROFO Notice; or
8.1.4    Tenant and/or an Affiliate is occupying less than eighty-five percent (85%) of the rentable area of the Premises inclusive of the Suite 2600 and 2700 Expansion Space (not including any portion of the Suite 2600 and 2700 Expansion Space recaptured by Landlord pursuant to the Amended Lease), on the date Landlord would otherwise deliver the ROFO Notice; or
8.1.5    Tenant and/or an Affiliate does not intend to use the ROFO Space for Tenant's and/or an Affiliate's exclusive use during the Suite 2600 and 2700 Lease Term; or
8.1.6 Intentionally omitted.
8.2    Terms for ROFO Space.
8.2.1    The term for the ROFO Space shall commence upon the commencement date stated in the ROFO Notice and shall terminate coterminously with the Term of the Lease for the Suite 2600 and 2700 Expansion Space. Upon the commencement date stated in the ROFO notice, such ROFO Space shall be considered a part of the Suite 2600 and 2700 Expansion Space, provided that all of the terms stated in the ROFO Notice shall govern Tenant's leasing of the ROFO Space and only to the extent that they do not conflict with the ROFO Notice, the terms and conditions of the Amended Lease shall apply to the ROFO Space.
8.2.2    Tenant shall pay Base Rent and Rent for the ROFO Space in accordance with the terms and conditions of the ROFO Notice, which terms and conditions shall reflect the Fair Market Rental Rate for the ROFO Space as determined in Landlord's reasonable judgment.
8.2.3    The ROFO Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the ROFO Space or as of the date the term for such ROFO Space commences, unless the ROFO Notice specifies any work to be performed by Landlord in the ROFO Space, in which case Landlord shall perform such work in the ROFO Space. If Landlord is delayed delivering possession of the ROFO Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the ROFO Space shall be postponed until the date Landlord delivers possession of the ROFO Space to Tenant free from occupancy by any party.
8.3    Termination of Right of First Offer. The rights of Tenant hereunder with respect to all ROFO Space shall terminate on (i) the date that is twenty-four (24) months prior to the Lease Expiration Date as such date may be extended if Tenant exercises its Option To Extend under Section 7 above; or (ii) the date Landlord would have provided Tenant a ROFO Notice if Tenant had not been in default under Section 19.1 of the Lease.
8.4    ROFO Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "ROFO Amendment") adding the ROFO Space to the Suite 2600 and 2700 Expansion Space on the terms set forth in the ROFO Notice and reflecting the changes in the Base Rent, rentable square footage of the Suite 2600 and 2700 Expansion Space, Tenant's Share and other terms that the parties mutually agree are appropriate. A copy of the ROFO Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the ROFO Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the ROFO Amendment is executed.
8.5    Rights Personal. The Right of First Offer is personal to the Original Tenant and any Affiliate to which such Right of First Offer has been assigned, and may not be assigned, transferred or conveyed to, or exercised by, any other party.
8.6    Ongoing Right. If Tenant does not exercise its Right of First Offer, then Landlord may request in writing as to whether (a) Tenant has no interest in leasing the ROFO Space at any lease rate or (b) Tenant would be interested in leasing the ROFO Space if the lease rate were less than 95% of the rate contained in the ROFO Notice Premises. If Tenant shall respond as provided in subpart (a), Landlord shall be free to lease the ROFO Space on any terms acceptable to Landlord. If Tenant responds as provided in subpart (b), Landlord may not lease all or any part of the space designated in the ROFO Notice on terms that are less than 95% if the terms set forth in the ROFO Notice without first reoffering such space to Tenant in accordance with this Section 8.
9.    Additional and Current Tenant Signs. Landlord shall provide to Tenant, at Tenant's sole cost and expense Building standard suite entry and directory board identity signs identifying the name of Tenant and/or any Affiliate occupying the Suite 2600 and 2700 Expansion Space. In addition to the foregoing, provided that Tenant is not in default under Section 19.1 of the Lease and Tenant or an Affiliate occupies no less than eighty-five (85%) of the Suite 2600 and 2700 Expansion Space, and subject to Landlord's prior reasonable approval, rights of existing tenants, the sign criteria for the Building, all covenants, conditions, and restrictions affecting the Project and all applicable laws, rules, regulations, and local ordinances, and subject to Landlord or Tenant obtaining all necessary permits and approvals from the City of Los Angeles, Tenant shall also have the non-exclusive right, at Tenant's sole cost and expense, to have its name and/or its Affiliate's name placed on one panel of the monument sign for the Building located adjacent to Fifth Street ("Monument Sign"), provided Tenant shall not have the right to have two (2) panels on the Monument Sign bearing the same name (i.e., must be two different names), Tenant acknowledging that Tenant already has one sign panel on the Monument sign for its own name. The location of Tenant's Affiliate's panel on the Monument Sign will be determined by Landlord. Tenant shall be solely responsible for payment of all costs and expenses arising from the Building Sign and Tenant's panel on the Monument Sign, including, without limitation, all design, fabrication and permitting costs, license fees, installation, maintenance, repair and removal costs. Tenant is granted the right at its sole cost and expense to change all of its signage as necessary to reflect any new name, logo, lettering or coloring of its name or the name of its Affiliate.
Landlord shall maintain and repair all of Tenant's signs at Tenant's expense. Upon the expiration or earlier termination of the Amended Lease, Landlord shall, at Tenant's sole cost and expense (except as otherwise set forth hereinabove or in the Lease), (i) cause all of Tenant's signs to be removed from the exterior and interior of the Building and the Common Areas, (ii) repair any damage caused by the removal of Tenant's signs, and (iii) restore the underlying surfaces to the condition existing prior to the installation of Tenant's signs.
The sign rights granted herein are personal to the original Tenant and any Affiliate (subject to the limitations expressed herein), and may not be assigned, voluntarily or involuntarily, to any person or entity except as permitted by Article 23 of the Lease. The rights granted to the original Tenant hereunder are not assignable separate and apart from the Lease, nor may any right granted herein be separated from the Lease in any manner, either by reservation or otherwise, except as permitted by Article 23 of the Lease.
10.    Tenant Parking. Tenant shall have the right, but not the obligation, to rent, on a monthly basis throughout the Suite 2600 and 2700 Lease Term, twenty-four (24) unreserved parking privileges in the Building Parking Area. All of the parking privileges leased by Tenant pursuant to this section shall be provided by Landlord, or at the option of Landlord, by a parking operator designated by Landlord (the "Operator"). Tenant shall pay to Landlord (or to the Operator) for the use of such parking privileges so leased by Tenant pursuant to this section, on a monthly basis throughout the Suite 2600 and 2700 Lease Term, the prevailing monthly parking rates charged from time to time by Landlord (or the Operator) for unreserved parking privileges within the Building Parking Area (plus applicable parking taxes). The current rate for reserved parking spaces is Four Hundred Three and 76/100 Dollars ($403.76) per space per month and the current rate for unreserved parking spaces is Two Hundred Eighty-Eight Dollars and 40/100 ($288.40) per space per month
11.    Non-Disturbance. Concurrently with Landlord's execution of this Lease and delivery of a signed counterpart to Tenant, Landlord shall deliver to Tenant a letter from Landlord's lender in form reasonably satisfactory to Tenant pursuant to which Landlord's lender will acknowledge that the existing subordination, non-disturbance and attornment agreement ("SNDA") previously executed by Landlord, Tenant and Landlord's lender remains in full force and effect and applies to the Lease as previously amended including as amended by this Eight Amendment.
12.    Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Eighth Amendment other than Jones Lang LaSalle, representing Landlord, and Cassidy Turley, representing Tenant (collectively, the "Brokers"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Eighth Amendment. Landlord and Tenant shall indemnify, defend and hold the other harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission, compensation or fees claimed by any broker or agent (other than the Brokers) in connection with this Eighth Amendment or its negotiation by reason of any act of the indemnifying party.
13.    Authority. Each signatory of this Eighth Amendment on behalf of Tenant and Landlord represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

14.    Affiliate. Notwithstanding anything in the Lease to the contrary, the term "Affiliate" shall be deemed to also include any entity under the control of, or under the common control of, Mitsubishi UFJ Financial Group, Inc.
15.    No Other Modification. Landlord and Tenant agree that except as otherwise specifically modified in this Eighth Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Eighth Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Eighth Amendment, the terms and conditions of this Eighth Amendment shall apply and govern the parties. This Eighth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.
16.    Notices. All notices to be provided to Tenant pursuant to the Lease shall be delivered to the following addresses:
Union Bank c/o CBRE, Inc.
Portfolio Administration Services
5100 Poplar Avenue, Suite 1000
Memphis, TN 38137
With a copy to:
Union Bank, N.A.
Office of General Counsel
400 California Street, 16th Floor
San Francisco, CA 94104
With a copy to:
Union Bank-Corporate Real Estate
Real Estate Manager (MC H-1RE)
350 California Street, Mezzanine
San Francisco, CA 94104
17.    SDN List. Landlord and Tenant each hereby represent and warrant that neither party nor any officer, director, employee, partner, member or other principal of such party is listed as a Specially Designated National and Blocked Person ("SDN") on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control ("OFAC").
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Eighth Amendment as of the date set forth above.

TENANT:

UNION BANK, N.A.,
a national banking association

By:	/s/ Larry W. Lawrence

Name:	Larry W. Lawrence

Title:	Senior Vice President Corporate Real Estate Union Bank, N.A.

By:	/s/ Cynthia C. Rock

Name:	Cynthia C. Rock

Title:	Senior Vice President Corporate Real Estate Union Bank, N.A.

LANDLORD:
KBSII 445 SOUTH FIGUEROA, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC, a
Delaware limited liability company,
its authorized agent

By:	/s/ Tim Helgeson

Name:	Tim Helgeson

Its:	SVP
June 5, 2014

EXHIBIT A
DEPICTION OF SUITE 2700

1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
A
B
D
E
F
G
H
J
K
M
N
2700
ELEC CLOS
TELE CLOS
ELEVATOR LOBBY
SERVICE ELEVATOR LOBBY
MENS
WOMENS LOUNGE
WOMENS
ELEC CLOS
FLOOR: 27
UNION BANK
1045

27th Floor = 16,354 RSF

Exhibit A

PACE

EXHIBIT A-1
DEPICTION OF SUITE 2600

2600
ELEC CLOS
TELE CLOS
ELEVATOR LOBBY
SERV ELEV LOBBY
WOMENS LOUNGE
MENS
WOMENS
JAN
ELEC CLOS

FLOOR: 26
UNION BANK

26th Floor = 8,121 RSF

1045

Exhibit A-1

PACE

EXHIBIT "B"
WORK LETTER
[TENANT BUILD W/ALLOWANCE]
1.    TENANT IMPROVEMENTS. As used in the Eighth Amendment and this Work Letter, the term "Tenant Improvements" or "Tenant Improvement Work" or "Tenant's Work" means those items of general tenant improvement construction shown on the Final Plans (described in Section 4 below), more particularly described in Section 5 below.
2.    DESIGN PROBLEM AND APPROVED TIME PERIODS. Landlord agrees that the Space Plans and Final Plans, as defined in Sections 4(a) and 4(b) below, may be submitted at one or more times and in one or more parts, each time by notice to Landlord, and that Landlord will (x) not withhold its consent to each submission except to the extent a Design Problem, as defined in Section 8.1 of the Original Lease, exists and (y) shall respond to each request for approval within ten (10) days of receipt of notice requesting such consent or approval. Prior to commencing construction, Tenant will deliver to Landlord, for Landlord's review and approval, a schedule ("Work Schedule"), which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements.
3.    CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord's representative ("Landlord's Representative") to act for Landlord in all matters covered by this Work Letter: Charles Stennett. Tenant hereby appoints the following person(s) as Tenant's representative ("Tenant's Representative") to act for Tenant in all matters covered by this Work Letter: Heather Sturtz. All communications with respect to the matters covered by this Work Letter are to be made to Landlord's Representative or Tenant's Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter at any time by written notice to the other party in compliance with the notice provisions of the Lease.
4.    TENANT IMPROVEMENT PLANS.
(a)    Preparation of Space Plans. Landlord agrees to meet with Tenant's architect and/or space planner for the purpose of promptly reviewing preliminary space plans for the layout of the Suite 2600 and 2700 Expansion Space prepared by Tenant and for improvements (the "Common Improvements") to the men's and women's building standard restrooms on the 26th and 27th floors and in constructing a building standard corridor on the 26th floor which shall conform to Landlord's new building standard restroom, elevator lobby and corridor 37th floor plans (collectively, the "Space Plans"). The Space Plans are to be sufficient to convey the architectural design of the Suite 2600 and 2700 Expansion Space and Common Improvements and layout of the Tenant Improvements therein and are to be submitted to Landlord by notice in accordance with the Lease. If Landlord disapproves any aspect of the Space Plans because a Design Problem exists or with respect to the Common Improvements for deviation from Landlord's 37th floor standards, Landlord will advise Tenant in writing of such disapproval and the reasons therefor why a Design Problem or such deviation exists. Tenant will then submit to Landlord for Landlord's approval a redesign of the Space Plans incorporating the revisions reasonably required by Landlord to the extent necessary to eliminate the Design Problem or deviation from the 37th floor standards. In addition to the Allowance, Landlord hereby grants to Tenant an allowance to be applied towards the cost of preparing the Space Plans in the amount of up to $3,671.25 (the "Space Planning Allowance").
(b)    Preparation of Final Plans. Tenant's architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working

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drawings for all of the Tenant Improvements for the Suite 2600 and 2700 Expansion Space and the Common Improvements (collectively, the "Final Plans") . The Final Plans will show (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Suite 2600 and 2700 Expansion Space; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work and/or within common areas; (c) the Common Improvements consisting of men's and women's Building standard restrooms on the twenty-sixth (26th) and twenty-seventh (27th) floors of the Building and a Building standard corridor on the twenty-sixth (26th) floor of the Building in conformity with Landlord's 37th floor standards; and (d) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Landlord for signature to confirm that no Design Problem or deviation from the 37th floor standards exists. If Landlord disapproves any aspect of the Final Plans because a Design Problem or deviation from the 37th floor standards exists, Landlord agrees to advise Tenant in writing of such disapproval and the reasons why a Design Problem or deviation from the 37th floor standards exists. To the extent a Design Problem or deviation from the 37th floor standards exists, Tenant will then cause Tenant's architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to eliminate the Design Problem or deviation from the 37th floor standards. Concurrently with Landlord's approval of the Final Plans, Landlord will identify those portions of the Tenant Improvements, if any, that Landlord will require Tenant to remove upon the expiration or earlier termination of the Eighth Amendment, and Tenant shall remove such portions of the Tenant Improvements upon the expiration or earlier termination of the Eighth Amendment subject to and only to the extent required by the terms and conditions of Article 15 of the Original Lease.
(c)    Requirements of Tenant's Final Plans. Tenant's Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the "Standards"), then compatible with and of at least equal quality as the Standards and approved by Landlord including as to the Common Improvements, Landlord's 37th floor standards; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; and (iv) not require Building service beyond the level normally provided to other tenants in the Building unless Tenant agrees to pay for and absorb such extra costs and will not overload the Building floors.
(d)    Submittal of Final Plans. Once approved by Landlord and Tenant, Tenant's architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant's architect, with Landlord's cooperation, will make any changes to the Final Plans which are required by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of Landlord, which may only be withheld to the extent a Design Problem exists.
(e)    Changes to Shell of Building. If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the "Allowance" described in Section 5 below.
(f)    Work Cost Estimate and Statement. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will submit to Landlord a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County of Los Angeles (the "Work Cost Estimate"). Landlord will have the right to approve the Work Cost Estimate as to the Common Improvements only and to submit to

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Tenant revisions to the Final Plans to reflect deletions of and/or substitutions for such disapproved items which are inconsistent with the 37th floor standards or to attain cost savings as reasonably desired by Landlord. Submission and approval of the Work Cost Estimate will proceed in accordance with the Work Schedule. Upon Landlord's approval of the Work Cost Estimate as to the Common Improvements (such approved Work Cost Estimate to be hereinafter known as the "Work Cost Statement"), Tenant will have the right to purchase materials and to commence the construction of the items included in the Work Cost Estimate pursuant to Section 6 hereof. If the total costs to construct the Tenant Improvements exceed the Allowance described in Section 5 below, Tenant agrees to pay such excess after the Allowance is exhausted.
5.    PAYMENT FOR THE TENANT IMPROVEMENTS.
(a)    Allowance. Landlord hereby grants to Tenant a tenant improvement allowance (the "Allowance") comprised of (x) $55.00 per rentable square foot of the Suite 2600 and 2700 Expansion Space (i.e., $1,346,125.00, based on the Suite 2600 and 2700 Expansion Space consisting of approximately 24,475 rentable square feet) plus (y) an amount equal to the actual costs incurred by Tenant in designing, permitting and constructing a building standard elevator lobby and corridor on the 26th floor, assuming that Tenant utilized building standard materials to do so, regardless of whether Tenant used better than building standard materials, and the Common Improvements in conformance with, and not to exceed, the 37th floor standards. The Allowance is to be used only for:
(i)    Payment of the cost of preparing the Space Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord's architect and/or Tenant's architect.
(ii)    The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.
(iii)    Construction of the Tenant Improvements, including the Common Improvements, including, without limitation, the following:
(aa)    Installation within the Suite 2600 and 2700 Expansion Space of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;
(bb)    All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Suite 2600 and 2700 Expansion Space;
(cc)    The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Suite 2600 and 2700 Expansion Space, including the cost of meter and key control for after-hour air conditioning;
(dd)    Any additional improvements to the Suite 2600 and 2700 Expansion Space required for Tenant's use of the Suite 2600 and 2700 Expansion Space including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;
(ee)    All fire and life safety control systems such as fire walls, sprinklers , halon, fire alarms, including piping, wiring and accessories , necessary for the Suite 2600 and 2700 Expansion Space;

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(ff)    All plumbing, fixtures , pipes and accessories necessary for the Suite 2600 and 2700 Expansion Space;
(gg)    Testing and inspection costs; and
(hh)    Fees and costs attributable to general conditions associated with the construction of the Tenant Improvements plus a construction management fee ("Construction Management Fee") to cover the services of Landlord's tenant improvement coordinator in the amount of one and one-half percent (1.5%) of the greater of (i) the hard construction costs of the Tenant Improvements, or (ii) the Allowance.
(b)    Excess Costs. The cost of each item referenced in Section 5(a) above shall be charged against the Allowance. If the work cost exceeds the Allowance, Tenant shall be solely responsible for payment of all excess costs, including the Construction Management Fee, which fee shall be paid to Landlord or deducted from the Allowance within five (5) business days after invoice therefor. In no event will the Allowance be used to pay for Tenant's furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Suite 2600 and 2700 Expansion Space.
(c)    Changes. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Section 4 above. Tenant shall be solely responsible for any additional costs associated with such changes including the Construction Management Fee, which fee shall be paid to Landlord or deducted from the Allowance within five (5) business days after invoice therefor. Landlord will have the right to decline Tenant's request for a change to the Final Plans to the extent such changes create a Design Problem.
(d)    Governmental Cost Increases. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant shall be solely responsible for such additional costs including the Construction Management Fee, which fee shall be paid to Landlord within five (5) business days after invoice therefor; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.
(e)    Unused Allowance Amounts. Any unused portion of the Allowance upon completion of the Tenant Improvements will be available to Tenant at any time prior to the expiration of twelve (12) months after the Suite 2600 and 2700 Commencement Date, for subsequent Alterations to Suite 2600, 2700 or to any other space leased by Tenant in the Building, or, if Tenant so elects by notice to Landlord at any time after the expiration of the twelve (12) month period after the Suite 2600 and 2700 Commencement Date, against the Rents next due and owing under the Lease.
(f)    Disbursement of the Allowance. Provided Tenant is not in default under Section 19.1 of the Lease Landlord shall disburse the Allowance to Tenant to reimburse Tenant for the actual construction costs which Tenant incurs in connection with the construction of the Tenant Improvements in accordance with the following:
(i)    Twenty-five percent (25%) of the Allowance shall be disbursed to Tenant when Landlord shall have received "Evidence of Completion and Payment" as to twenty-five percent (25%) of Tenant's Work having been completed and paid for by Tenant as described hereinbelow;
(ii)    Fifty percent (50%) of the Allowance shall be disbursed to Tenant when Landlord shall have received "Evidence of Completion and Payment" as to fifty percent (50%) of Tenant's Work having been completed and paid for by Tenant as described hereinbelow;

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(iii)    Fifteen percent (15%) of the Allowance shall be disbursed to Tenant when Landlord shall have received "Evidence of Completion and Payment" as to sixty-five percent (65%) of Tenant's Work having been completed and paid for by Tenant as described hereinbelow;
(iv)    Ninety percent (90%) of the Allowance shall be disbursed to Tenant when Landlord shall have received "Evidence of Completion and Payment" as to ninety-percent (90%) of Tenant's Work having been completed and paid for by Tenant as described hereinbelow;
(v)    The final ten percent (10%) of the Allowance shall be disbursed to Tenant when Landlord shall have received "Evidence of Completion and Payment" as to one hundred percent (100%) of Tenant's Work having been completed and paid for by Tenant as described hereinbelow and satisfaction of the items described in subparagraph (vi) below;
(vi)    As to each phase of completion of Tenant's Work described in subparagraphs (i) through (v) above, the appropriate portion of the Allowance shall be disbursed to Tenant only when Landlord has received the following "Evidence of Completion and Payment":
(A)    Tenant has delivered to Landlord a draw request ("Draw Request") in a form reasonably satisfactory to Landlord with respect to the Improvements specifying that the requisite portion of Tenant's Work has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request and evidence of payment by Tenant for all costs which are payable in connection with such Tenant's Work covered by the Draw Request. The Draw Request shall constitute a representation by Tenant (vis a vis Landlord and Tenant) that the Tenant's Work identified therein has been completed in a good and workmanlike manner and substantially in accordance with the Final Plans and the Work Schedule and has been paid for or as to which Tenant has received a conditional lien release;
(B)    The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been substantially completed to the level indicated in the Draw Request in accordance with the Final Plans;
(C)    Tenant has delivered to Landlord such other evidence of Tenant's payment of the general contractor and subcontractors for the portions of Tenant's Work covered by the Draw Request and the absence of any liens generated by such portions of the Tenant's Work as may be required by Landlord (i.e., either unconditional lien releases in accordance with California Civil Code Section 3262 or release bond(s) in accordance with California Civil Code Sections 3143 and 3171);
(D)    Intentionally omitted;
(vii)    The final disbursement of the balance of the Allowance shall be disbursed to Tenant only when Landlord has received Evidence of Completion and Payment as to all of Tenant's Work as provided hereinabove and the following conditions have been satisfied:
(A)    Thirty-five (35) days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;
(B)    A certificate of occupancy for the Tenant Improvements and the Suite 2600 and 2700 Expansion Space has been issued by the appropriate governmental body;
(C)    Tenant has delivered to Landlord: (i) properly executed mechanics lien releases from all of Tenant's contractors, agents and suppliers in compliance with both California Civil

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Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by Landlord; (ii) an application and certificate for payment (AlA form G702-1992 or equivalent) signed by Tenant's architect/space planner; (iii) original stamped building permit plans; (iv) copy of the building permit; (v) original stamped building permit inspection card with all final sign-offs; (vi) a reproducible copy (in a form approved by Landlord) of the "as-built" drawings of the Tenant Improvements; (vii) air balance reports; (viii) excess energy use calculations; (ix) one year warranty letters from Tenant's contractors; (x) manufacturer's warranties and operating instructions; (xi) final punchlist completed and signed off by Tenant's architect/space planner; and (xii) an acceptance of the Suite 2600 and 2700 Expansion Space signed by Tenant;
(D)    If Landlord determines that work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, Tenant shall cause such work to be corrected;
(E)    Intentionally omitted; and
(F)    Tenant has delivered to Landlord evidence satisfactory to Landlord that all construction costs in excess of the Allowance have been paid for by Tenant. Notwithstanding anything to the contrary contained hereinabove, all disbursements of the Allowance shall be subject to the prior deduction of the portion of the Construction Management Fee allocable to the Tenant Improvements described in the applicable Draw Request.
(g)    Books and Records. At its option, Landlord, at any time within three (3) years after final disbursement of the Allowance to Tenant, and upon at least ten (10) days prior written notice to Tenant, may cause an audit to be made of Tenant's books and records relating to Tenant's expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least three (3) years. Tenant shall make available to Landlord's auditor at the Suite 2600 and 2700 Expansion Space within ten (10) business days following Landlord's notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements.
(h)    Tenant's Right to Offset. Notwithstanding anything to the contrary set forth in this Work Letter or elsewhere in this Lease, if Landlord fails to timely disburse any monthly payment of the Allowance or the Final Retention of the Allowance within the time periods set forth above, Tenant shall be entitled to deliver written notice ("Payment Notice") thereof to Landlord and to any holder of a mortgage or deed of trust encumbering the Building. If Landlord still fails to fulfill any such obligation within ten (10) business days after Landlord's receipt of the Payment Notice from Tenant and if Landlord fails to deliver written notice to Tenant within such ten (10) business day period explaining Landlord's reasons that the amounts described in Tenant's Payment Notice are not due and payable by Landlord ("Refusal Notice"), Tenant shall be entitled to fund such amount(s) itself and to offset such amount(s) (provided Tenant obtains all appropriate lien releases with respect to any such amount(s) prior to Tenant's offset thereof), together with interest at the Interest Rate (as defined in Section 29.34 of the Original Lease) from the date of payment by Tenant until; the earlier of the date of offset and subsequent payment by Landlord, against Tenant's next obligations to pay Base Rent under this Lease. However, Tenant shall not be entitled to any such offset while Tenant is in default under Section 19.1 of the Lease. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid

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by Landlord, if any, within ten (10) business days after Tenant's receipt of a Refusal Notice, Landlord shall pay the amount that is not disputed and either Landlord or Tenant may elect to have such dispute resolved pursuant to the proceeding set forth in Section 29.31 of the Original Lease. If Tenant obtains a judgment in its favor in any such proceedings, Tenant shall be entitled to offset the amount determined to be payable by Landlord in such proceedings together with any attorneys' fees and costs awarded therein to Tenant together with interest at the Interest Rate from the date of payment by Tenant to the date of such offset or subsequent payment by Landlord against Tenant's next obligations to pay Base Rent (but Tenant shall not be entitled to any such offset while Tenant is in default under Section 19.1 of the Original Lease.
6.    CONSTRUCTION OF TENANT IMPROVEMENTS. Following Landlord's approval of the Final Plans and the Work Cost Statement described in Section 4(f) above, Tenant's contractor (selected as provided in Section 8(n)) may commence and, once commenced, shall diligently proceed with the construction of the Tenant Improvements. Tenant shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans. Landlord shall have the right to enter upon the Suite 2600 and 2700 Expansion Space to inspect Tenant's construction activities following reasonable advance notice Tenant.
7.    DELIVERY OF POSSESSION; TERM AND RENT COMMENCEMENT DATE.
(a)    Delivery of Possession. Subject to the Existing Tenant properly and timely vacating and surrendering the 27th Floor Space to Landlord, Landlord agrees to use its commercially reasonable efforts to complete Landlord's Work and deliver possession of Suite 2600 and the Suite 2700 Expansion Space on December 1, 2014 (the "Scheduled Turnover Date"). Landlord agrees not to consent to the Existing Tenant's holdover in the 27th Floor Space and not to agree to extend the term of the space occupied by the Existing Tenant and shall institute unlawful detainer proceedings against the Existing Tenant if such Existing Tenant does not vacate such space by December 1, 2014. Tenant agrees that if Landlord is unable to deliver possession of the Suite 2600 and 2700 Expansion Space to Tenant on or prior to the Scheduled Turnover Date the Eighth Amendment will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting therefrom, if Landlord otherwise fulfills its obligations hereunder. The actual dates upon which Landlord turns over possession of the Suite 2600 and 2700 Expansion Space to Tenant are the "Turnover Dates."
(b)    Commencement Date. The Suite 2600 and 2700 Lease Term and Tenant's obligation to pay rent will commence upon May 1, 2015 (the "Rent Commencement Date") subject to extensions for Landlord Delays and Force Majeure Events.
(c)    Substantial Completion; Punch-List. The Tenant Improvements will be deemed to be "substantially completed" when Tenant's contractor certifies in writing to Landlord and Tenant that Tenant has substantially performed all of the Tenant Improvement Work required to be performed by Tenant under this Work Letter, other than decoration and minor "punch-list" type items and adjustments which do not materially interfere with Tenant's use of the Suite 2600 and 2700 Expansion Space ; and Tenant has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Suite 2600 and 2700 Expansion Space. Within ten (10) days after receipt of such certificates, Tenant and Landlord will conduct a walk-through inspection of the Suite 2600 and 2700 Expansion Space and Landlord shall provide to Tenant a written punch-list specifying those decoration and other punch-list items which require completion, which items Tenant will thereafter diligently complete.

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8.    MISCELLANEOUS CONSTRUCTION COVENANTS
(a)    No Liens. If the Tenant Improvements or the Building or any portion thereof are subjected to any mechanic's, materialmen's or other liens or encumbrances arising out of the construction of the Tenant Improvements, Tenant shall remove same by payment and/or bonding within ten (10) days of Tenant receiving notification of such lien(s).
(b)    Diligent Construction. Tenant will, once construction has commenced, promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in substantial compliance with the Final Plans, the Work Schedule and this Work Letter. Landlord and Tenant shall cooperate with one another during the performance of Tenant's Work to effectuate such work in a timely and compatible manner.
(c)    Compliance with Laws. Tenant will construct the Tenant Improvements in a safe and lawful manner. Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the installation of the Tenant Improvements. Copies of all filed documents and all permits and licenses shall be provided to Landlord. Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or because of the existence of a Design Problem, is not reasonably satisfactory to Landlord, shall be promptly repaired or replaced by Tenant at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.
(d)    Indemnification. Subject to the terms of the Lease regarding insurance and waiver of subrogation by the parties, Tenant hereby indemnifies and agrees to defend and hold Landlord, the Suite 2600 and 2700 Expansion Space and the Building harmless from and against any and all suits, claims, actions, losses, costs or expenses of any nature whatsoever, together with reasonable attorneys' fees for counsel of Landlord's choice, arising out of or in connection with the Tenant Improvements or the performance of Tenant's Work (including, but not limited to, claims for breach of warranty, worker's compensation, personal injury or property damage, and any materialmen's and mechanic's liens).
(e)    Insurance. Construction of the Tenant Improvements shall not proceed without Tenant first acquiring workers' compensation and commercial general liability insurance and property damage insurance as well as "All Risks" builders' risk insurance, with minimum coverage of $2,000,000 or such other amount as may be approved by Landlord in writing and issued by an insurance company reasonably satisfactory to Landlord. Not less than ten (10) days before commencing the construction of the Tenant Improvements, certificates of such insurance shall be furnished to Landlord. All insurance policies maintained by Tenant pursuant to this Work Letter shall name Landlord and any lender with an interest in the Suite 2600 and 2700 Expansion Space as additional insureds and comply with all of the applicable terms and provisions of the Lease relating to insurance. Tenant's contractor shall be required to maintain the same insurance policies as Tenant, and such policies shall name Tenant, Landlord and any lender with an interest in the Suite 2600 and 2700 Expansion Space as additional insureds.
(f)    Construction Defects. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant's own expense, and be responsible for any and all defects in the Tenant Improvements that cause a Design Problem and that appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Suite 2600 and 2700 Expansion Space in general. Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant's contractor or subcontractors, or by reason

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of inadequate cleanup following completion of the Tenant Improvements, subject to the terms of the Lease regarding insurance and the waiver of subrogation.
(g)    Additional Services. If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, hoisting, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlord's cost or at a reasonable charge if the item involves time of Landlord's personnel only. Electrical power, parking, freight elevator usage, and heating, ventilation and air conditioning, trash removal and the like shall be available and provided to Tenant and its contractors and subcontractors during normal construction and business hours for construction purposes at no charge to Tenant or its contractors and subcontractors.
(h)    Coordination of Labor. All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors or by any other tenant or its contractors with respect to the any portion of the Property. Nothing in this Work Letter shall, however, require Tenant to use union labor.
(i)    Work in Adjacent Areas. Any work to be performed in areas adjacent to the Suite 2600 and 2700 Expansion Space shall be performed only after obtaining Landlord's express written permission, which shall not be unreasonably withheld, conditioned or delayed.
(j)    HVAC Systems. Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.
(k)    Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Tenant or Landlord as the other's agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Amended Lease. Any default by Tenant under Section 19.1 of the Lease with respect to any portion of this Work Letter shall be deemed a breach of the Amended Lease for which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.
(1)    Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant's responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.
(m)    Tenant's Deliveries. Tenant shall deliver to Landlord, at least five (5) days prior to the commencement of construction of Tenant's Work, the following information:
(i)    The names, business addresses, telephone numbers, and primary contacts for the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant's Work; and
(ii)    The date on which Tenant's Work will commence, together with the estimated dates of completion of Tenant's construction and fixturing work.

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(n)    Qualification of Contractors. Once the Final Plans have been proposed and approved, Tenant shall select and retain a contractor and subcontractors from a list of contractors and subcontractors reasonably approved by Landlord for the construction of the Tenant Improvement Work in accordance with the Final Plans. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's general contractor and other contractors on the job, if any, all as reasonably determined by Landlord. All work shall be coordinated with general construction work on the Site, if any. The contractors and subcontractors listed on Schedule 2 attached to this Exhibit B are deemed pre-approved by Landlord.
(o)    Warranties. Tenant shall cause its contractor to provide warranties for not less than one (1) year (or such shorter time as may be customary and available without additional expense to Tenant) against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord to the extent that Landlord is obligated to maintain any of the improvements covered by such warranties.
(p)    Landlord's Performance of Work. Within ten (10) working days after receipt of Landlord's notice of Tenant's failure to perform its obligations under this Work Letter, if Tenant shall fail to commence to cure such failure, Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant's Work which Landlord determines, in its reasonable discretion, should be performed immediately and on an emergency basis for the best interest of the Suite 2600 and 2700 Expansion Space including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris; provided, however, Landlord shall use reasonable efforts to give Tenant at least ten (10) days prior notice to the performance of any of Tenant's Work.
(q)    As-Built Drawings. Tenant shall cause "As-Built Drawings" (excluding furniture, fixtures and equipment) to be delivered to Landlord and/or Landlord's representative no later than sixty (60) days after the completion of Tenant's Work. In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.
9.    SERVICES AND FREIGHT/CONSTRUCTION ELEVATOR. Landlord will, consistent with its obligation to other tenants in the Building, if appropriate and necessary, make the parking, trash removal, HVAC, electricity, hoisting and freight/construction elevator reasonably available to Tenant in connection with the construction of the Tenant Improvements during construction and business hours. Tenant agrees to pay for any after-hours use of services and staffing of the freight/construction elevator, if needed. If Tenant's construction of the Tenant Improvements reasonably requires Landlord to staff additional security and/or additional Building personnel, then Tenant shall be responsible for the cost of such additional staffing.
10.    LANDLORD DELAYS AND FORCE MAJEURE EVENTS. "Landlord Delays", for purposes hereof shall mean any actual delays caused by Landlord including the failure to deliver the Suite 2600 and 2700 Expansion Space with the ACM abatement work fully completed as described on Schedule 3 and the Building Systems servicing the Suite 2600 and 2700 Expansion Space in good operating order and condition by December 1, 2014, failure to comply with any of the time periods for approval of the Space Plans and Final Plans (as defined in and pursuant to this Work Letter), failure to provide Tenant sufficient access to the Suite 2600 and 2700 Expansion Space and the Building to construct its Tenant Improvements and move into such space (subject to Tenant's compliance with Landlord's reasonable rules and regulations regarding move-in and construction), failure to comply with

Exhibit B Page 10

any other provision of the Lease and/or this Work Letter, failure to timely disburse the Tenant Improvement Allowance. "Force Majeure Events" mean any event described as a Force Majeure in Section 29.17 of the Lease to the extent such event actually delays Tenant (on a day for day basis) in the design, permitting and constructing its Tenant Improvements or move into the Suite 2600 and 2700 Expansion Space. In addition, no Landlord Delay or other Force Majeure Event shall be deemed to have occurred unless and until Tenant has given Landlord written notice that an event giving rise to such Landlord Delay or Force Majeure Event is about to occur or has occurred which will cause a delay in the design, permitting and completion of the Tenant Improvements (minor punch-list items excepted) and move into the Suite 2600 and 2700 Expansion Space and Landlord has failed to remedy the situation giving rise to the potential Landlord Delay or other delay from a Force Majeure Event within one (I) business day after Landlord's receipt of such notice, in which case the number of days of actual delay after such notice shall be a Landlord Delay or other delay from a Force Majeure Event.

Exhibit B Page 11

SCHEDULE 1
SPECIFICATIONS FOR STANDARD IMPROVEMENT PACKAGE
(As further specified on Landlord's Building standard detail sheets)

GENERAL

The following items comprise the Building's standard materials and finishes for new construction of tenant suites as of
December, 2004. For areas that are to be renovated rather than built out with new improvements, greater latitude will be granted with substitution items that match or that closely match existing materials already installed. These or other substitutions must be noted in plans with the reason for substitution, and a plan attachment or specification must include a specific space for recording acceptance of the requested substitution.

TENANT IMPROVEMENTS

1.	FINISH HARDWARE:
	A.	Unit Lock: (renovation only) Corbin 8912 LR-351 626 (Dull Chrome)

	B.	Unit Latch: (renovation only) Corbin 912 LR-310 626 (Dull Chrome)

	C.	Mortise: (Use for new construction) Corbin 9510 Latch L9551 Lock

	D.	Butts: Stanley FBB 179 4 ½ x 4 c 652 (Dull Chrome)

	E.	Closers: Corbin PK 120- X SBL-LBL

	F.	Stops: Quality Brand 331ES x 332 ½ x or 26D (Dull Chrome)

	G.	Coordinators: Glenn – Johnson Cor-2

	H.	Thresholds: Pemko 236 – 4D (Brown) 4 A Alum. (Carpet to Carpet)

	I.	Dust Proof Strike Builders Brass Works 5048 x 613 Brown x 626 Silver

	J.	Flush Bolts: DCI-942 NH

Schedule 1 to Exhibit B Page 1

2.	PARTITIONS:
	A.	Interior: 2 ½" x 25 ga. metal studs with 5/8" Type "X" gypsum board, both sides, tape ready for flat paint.

	B.	One Hour Fire Rated: 2 ½" x 25 ga. metal studs with 5/8" Type "X" gypsum board, both sides,(slab-to-slab). Tape ready for flat paint.

	C.	Demising: 2 ½" x 25 ga. metal studs with 5/8" Type "X" gypsum board, both sides,(slab-to-slab). Fully insulated. Tape ready for flat paint.

3.	CEILING:

	A.	Tile: Armstrong Tegualar Cortega 24 x 24 x 3/4 White.

	B.	Suspension System: Don Fineline D x F/D x FL; White 24" x 24" suspended.

4.	PAINT:

	A.	Drywall: Sinclair – 2 coat system pigmented sealer with flat vinyl latex finish coat.

	B.	Doors: Single slice walnut, watco oil and wax.

	C.	Induction Units: 2-coat primer and semi-gloss enamel. (Must be painted after hours).

5.	DOORS:

	A.	Solid core plain slice walnut. (Common area side of door only).

6.	DOOR FRAMES:

	A.	Western Integrate – extruded aluminum, black finish.

7.	CARPET:

	A.	DESIGN WEAVE "Tempest-Classic" – 32 oz., installed over 5/16" "Nova" pad.

8.	VINYL COMPOSITION TILE:

	A.	Azrock Futura 12" x 12" x 3/32".

9.	RUBBER BASE:

	A.	Burke or equal 2 ½" coved rubber base.

Schedule 1 to Exhibit B Page 2

10.	LIGHT FIXTURES:
	A.	LITHONIA PARAMAX: 2PM3-STD-332-18 LS 277-SSB/TU-3-1 Sylvania Bulbs – 3500K T-8

	B.	BALLAST: Sylvania 3 lamp electronic reduced wattage ballast

11.	SWITCH ASSEMBLY:

A.
NOVITAS
Wall mounted occupancy sensor in standard offices, Model #DL45. Reception areas, conference rooms, kitchens, open floor areas and similar areas to be fitted with Novitas ceiling mounted occupancy sensor, Model # to be determined based upon room size".

12.	EXIT SIGN:

	A.	LITHONIA PRECISE: 277 Volt (verify) Green LED

13.	ELECTRICAL FLOOR OUTLET:

	A.	WALKER: #7903 KC 120 V grounded floor mounted duplex receptacle.

14.	TELEPHONE (data) FLOOR OUTLET:

	A.	WALKER: #7903 KC floor mounted telephone outlet.

15.	ELECTRICAL WALL OUTLET:

	A.	Standard duplex receptacle and cover plate in standard color to match light switch.

16.	TELEPHONE (data) WALL OUTLET:

	A.	Standard "handy box" with blank plate in standard color to match light switch.

17.	GRILLES, REGISTERS, AND DIFFUSERS:

	A.	Standard stamped metal with perforated metal cover to fit ceiling module. Finish to be baked white enamel to match ceiling grid.

18.	WINDOW COVERING

A.
SOLAR VERTICAL SYSTEMS:
Standard: SVS – PVC #23 "Sand", Curved
Upgrade: SVS – 617 White/Charcoal; 3 ½" wide fabric vanes
Mounting Hardware: SVS – 8000 Series hardware, bronze finish.
Inside mounted within the window frames at all exterior windows
Conference Room Windows may be mounted on single track.

Schedule 1 to Exhibit B Page 3

Provided, however, Tenant may install mecho shades at its sole cost and expense with a color that is comparable to the color used for the vertical shades in the Premises.

19.	HEATING AIR-CONDITIONING AND VENTILATING DISTRIBUTION
A.
Thermostats, distribution ductwork, diffusers, registers, and grilles connected to based building system.
Siemens Building Tech Thermostat
DDC Controller - #S40-100
VAV Motor - #349-0100
ANEMOSTAT MOD. FASD Size 8 CFM-100-400

20.	GENERAL ELECTRICAL:

	A.	All fixtures to be UL approved.

	B.	All lighting to be installed with conduit and wire. No whip or flexible wire systems.

	C.	No BX or armored cable.

D.
All circuits for outlets to be fed down the walls from a "J" box. Home run to be established as per diagram. Panel schedules are to be typed or computer printed, filled in accurately and all circuits to be numbered including neutral and ground wire at the PNLS
& "J" boxes.

	E.	All sub-panels will be Westinghouse brand.

	F.	All exit signs will be 277 VAC. Verify with Engineering Department.

	G.	All penetrations through slabs and rated walls to be fire sealed in accordance with all City of Los Angeles Building Code requirements.

	H.	All panels to be specified as panel boards.

	I.	Only plenum rated cables may be utilized and all cable above ceiling will be properly strapped on their own hangers in accordance with City of Los Angeles Building Code.

	J.	Engineering is to be contacted before any hangers are shot into slab to identify location of walker duct system in the slabs.

21.	PLUMBING:

	A.	All copper pipe to be type "L."

	B.	All water feeds to sinks to be valved in ceiling above sink and at the main source.

	C.	All hot water lines to be properly insulated.

	D.	All copper lines to be properly strapped.

	E.	All shut off valves to be ball type, 200 WOG minimum rating.

Schedule 1 to Exhibit B Page 4

	F.	All penetrations through slabs and rated walls to be fire sealed in accordance with all City of Los Angeles Building Code requirements.

22.	HVAC:
	A.	ALL VAV to be Anemostat brand.

	B.	Thermostats to be Siemens Building Tech 540-100 Series.

	C.	Pneumatic P.O.C. at main feed to be valved.

	D.	Main runs to be 3/8 inch and branch line 1/4 inch.

	E.	Chaffing guards to be put around tubing where strapped to hangers.

	F.	Poly tubing is allowed but must be properly secured.

	G.	Final air balance to be performed by a certified air balance company acceptable to the management of the Building.

23.	FIRE & LIFE SAFETY:

	A.	Simplex 2120 System

	B.	Simplex 4200 System

	C.	Addressable – S/D

	D.	Addressable – D/D with a remote LED & Test SW key

	E.	All final device installation and testing to be performed by Building's designated fire/life-safety contractor.

Schedule 1 to Exhibit B Page 5

SCHEDULE 2
LIST OF PRE-APPROVED CONTRACTORS AND SUBCONTRACTORS

Pre-Approved General Contractor List May 2014

Clune Construction Company Robert Dahlstrom, President 350 South Grand Avenue, Suite 1670 Los Angeles, CA 90071	Ph: (213) 680-7450 Fax: (213) 473-1515 E-mail: rdahlstrom@clunegc.com

Corporate Contractors Incorporated Mark Hemphill, Executive Vice President 2550 Corporate Place, Suite C111 Monterey Park, CA 91754	Ph: (323) 263-3664 Fax: (323) 263-3685 E-mail: Markhemhill@corpcon.net

Environmental Contracting Corporation Ara Bedros, Vice President Operations 880 East 1st Street Los Angeles, CA 90012	Ph: (213) 620-8008 Fax: (213) 620-8778 E-mail: Abedros@eccla.com

Howard Builders Paul McGunnigle, Executive Vice President 707 Wilshire Boulevard, Suite 3750 Los Angeles, CA 90017	Ph: (213) 683-1850 Fax: E-mail: Paulmcg@howardbuilding.com

MDL Construction, Inc. Rick Camacho, President 9037 Arrow Route, Suite 100 Rancho Cucamonga, CA 91730	Mobile: (909) 349-7724 Ph: (909) 945-9988 ext. 204 Fax: (909) 945-9944 E-mail: Rick@mdlconstruction.net

Pankow Builders Alex Jimenez, Senior Project Manager 199 S. Los Robles Avenue, Suite 200 Pasadena, CA 01101	Ph: (626) 696-1813 Fax: E-mail:

Syntax Builders Lee Keyte, President 2945 Honolulu Avenue Le Crescenta, CA 91214	Mobile: (818) 726-9981 Ph: (818) 957-4077 Fax: (818) 236-3770 E-mail: lee@syntaxbuilders.com

Union Bank Plaza

Schedule 2 to Exhibit B Page 1

Pre-Approved Subcontractor List May 2014

DRYWALL

T-Wall Enterprises Richard Tucker 15008 Chalco Street La Mirada, CA 90638 Ph: (562) 266-6674 Fax: (562) 352-0102	Martin Brothers Raffi Ounanian 17104 South Figueroa Street Gardena, CA 90248 Ph: (310) 532-5335 Fax: (310) 516-1829	Sharpe Interiors Systems Don Mousseau 11093-B Sheldon Street Sun Valley, CA 91352 Ph: (818) 767-4474 Fax: (818) 504-9381

Raymond Interiors Roy Woodie P.O. Box 1727 10050 Orange, CA 92668 Ph: (714) 771-7670 Fax: (714) 633-1588	Gierahn Drywall, Inc. Frank Gierahn Gierson Avenue Chatsworth, CA Ph: (818) 700-1383 Fax: (818) 700-9845

HVAC

Air-Tec Dale Whitaker 1606 East Carson Street Carson, CA 90745 Ph: (213) 549-1698 Fax: (213) 549-8329	ACCO Engineering Systems Ron Falasaca 6265 San Fernando Road Glendale, CA 91201 Ph: (818) 244-6571 Fax: (818) 247-6533	Grayson Inc. Bill Lyon 2213-15 N. Rosemead Blvd. South El Monte, CA 91733 Ph: (323) 283-9451 Fax: (323) 283-6709

Western Allied Corporation Pete Peterson 12046 East Florence Avenue Santa Fe Springs, CA 90670 Ph: (213) 685-4050 Fax: (213) 283-6707	Control Air Tony Lobito 3301 N. Glassel Road Orange, CA 92865 Ph: (714) 283-8100 Fax: (714) 283-4955	Altmayer & Son Steven Altmayer, Jr. 10665 East Rush Street El Monte, CA 91733 Ph: (626) 442-3770

Schedule 2 to Exhibit B Page 2

WestCo Service Company David Barbario 8621 Kewen Avenue Sun Valley, CA 91352 Ph: (818) 504-6353 Fax: (818) 504-6775	Integrated Mechanical Systems, Inc. Kevin Stiver 2390 Bateman Avenue Irwindale, CA 91010 Ph: (626) 446-1854 Fax: (626) 446-1855

FIRE SPRINKLERS

Scott Campbell Company Scott Petitt 2532 East 49th Street Vernon, CA 90058 Ph: (213) 582-5103 Fax: (213) 582-4370	Qualco Fire Protection, Inc. Donald E. Becka 13151 Florence Avenue Santa Fe Springs, CA 90670 Ph: (562) 946-5060 Fax: (213) 582-4370	Northstar Randy Howell 11570 Seaboard Circle Stanton, CA 90680 Ph: (714) 894-6285 Fax: (714) 894-6286

Advance Fire Protection 1451 West Lambert Road La Habra, CA 92665 Ph: (310) 691-0918 Fax: (310) 691-5482

PLUMBING

Muir-Chase Plumbing Co. Grant Muir 1940 Gardena Avenue Glendale, CA 91204 Ph: (818) 500-1940 Fax: (818) 500-0397	Pan Pacific Jack McMackin 17911 Mitchell South Irvine, CA 92614 Ph: (949) 474-9170 Fax: (949) 474-4274

ELECTRICAL

Morrow – Meadows Mark Hawkins 231 Benton Court City of Industry, CA 91789 Ph: (909) 598-7700 Fax: (213) 617-1744	Steiny & Company 221 N. Ardmore Avenue Los Angeles, CA 90004 Ph: (213) 382-2331 Fax: (213) 381-6781	O'Bryant Electric, Inc. Steve O'Bryant 21606 Osborne Street Canoga Park, CA 91304 Ph: (818) 407-1986 Fax: (818) 407-0983

Building & Computer Electric Ed Kent 5351 Alhambra Avenue Los Angeles, CA 90032 Ph: (323) 221-3030 Fax: (323) 221-3111	R&R Electric Rick Alcantar 2029 Century Park East, #C4 Los Angeles, CA 90067 Ph: (310) 785-0288 Fax: (310) 785-0621	Carol Electric Company Rob Simpson 3822 Cerritos Ave. Los Alamitos, CA 90720 Ph: (562) 594-1174 Fax: (562) 594-1175 robsimpson@carolelectric.com

Schedule 2 to Exhibit B Page 3

FIRE / LIFE SAFETY

Red Hawk 2705 Media Center Drive Los Angeles, CA 90065 Ph: (323) 276-3100 Fax: (323) 376-3140	TRL 9531 Milliken Avenue Rancho Cucamonga, CA 91730 Ph: (800) 266-1392 Fax: (909) 390-8397

WALL FINISHES / UPHOLSTERED WALL

Duggan & Associates, Inc. Frank Valdez 22825 Lockness Avenue Torrance, CA 90501 Ph: (310) 539-1812 Fax: (310) 539-5921	Randall / McAnany Co. Tim McAnany 4935 McConnell Avenue, #20 Los Angeles, CA 90066 Ph: (310) 822-3344 Fax: (310) 301-4924	Shapiro-Ben-Basat Chaim Ben-Basat 7015 Valjean Avenue Van Nuys, CA 91406 Ph: (818) 908-1900 Fax: (818) 908-9428

Pickering & Sons Bob Pickering 15550-B Rockfield Blvd. Irvine, CA 92618 Ph: (949) 380-3323 Fax: (949) 380-3343	Blakely Company David Palos 5533 Alhambra Avenue Los Angeles, CA 90032 Ph: (323) 221-4176 Fax: (323) 221-4732	Lawrence B. Bonas Company Guy Bonas 1301 Hunter Avenue Santa Ana, CA 92705 Ph: (714) 953-2010 Fax: (714) 550-0134

Palos Company 11498 Copper Pass Ct. Alta Loma, CA 92626 Ph: (909) 527-3803 Fax: (909) 527-4265

FLOOR FINISHES

J/G Carpet & Drapery Co. Howard Corman 16135 Runnymede Street Van Nuys, CA 91406 Ph: (818) 997-8204 Fax: (818) 997-6127	SCS Systems of CA John O'Neill 708 W. Town & Country Road Orange, CA 92868 Ph: (714) 542-2146 Fax: (714) 542-2147	The Rouse Company Scott Rouse 19443 Laurelpark Road, #105 Rancho Dominguez, CA 90220 Ph: (310) 764-4695 Fax: (310) 764-4313

Universal Flooring Systems Mike Bastien 7291 Heil Avenue Huntington Beach, CA 92647 Ph: (714) 375-5500 Fax: (714) 375-5505	Invironmentalists Scott Sidlow 15651 Saticoy Street Van Nuys, CA 91406 Ph: (818) 374-5218 Fax: (949) 588-1996	Tangram Interiors C. Stuart Byron 9200 Sorensen Avenue Santa Fe Springs, CA 90670 Ph: (562) 365-5026 Fax: (562) 365-5027

Schedule 2 to Exhibit B Page 4

Independent Flooring Contractors Bernie Guevara 550 Patrice Place, Unit D Gardena, CA 90248 Ph: (310) 324-1111 Fax: (310) 324-0707	Western Commercial Flooring Walter Green 16306 Bloomfield Avenue Cerritos, CA 90703 Ph: (562) 921-9000 Fax: (562) 921-9002

GLASS & GLAZING

Rountree Glass Don Rountree 622 West Colorado Street Glendale, CA 91204 Ph: (818) 246-1785 Fax: (213) 245-1904	La Habra Glass, Inc. Gary Gilbert 210 East Industry Avenue La Habra, CA 90631 Ph: (714) 992-1181 Fax: (714) 992-0322	Giroux Glass, Inc. Joe Tinker 1045 West 24th Street Los Angeles, CA 90007 Ph: (213) 747-7406 Fax: (213) 747-8778

Gold Coast Glass 2930 College Avenue Costa Mesa, CA 92626 Ph: (714) 557-7212 Fax: (714) 549-1509

MILLWORK

Millcraft, Inc. Lars Eppink 2850 East White Star Avenue Anaheim, CA 92806 Ph: (714) 632-9621 Fax: (714) 632-3148	Seeley Brothers Dave Seltzer 312 Oak Place, Building A Brea, CA 92821 Ph: (714) 224-3949 Fax: (714) 224-3957	Artcrafters Cabinets, Inc. Bob Schindler 5446 Cleon Avenue North Hollywood, CA 91601 Ph: (818) 752-8960 Fax: (213) 877-1941

MILLWORK (con't).)

Western Wood Don Nelson 1701 Fashion Long Beach, CA 90813 Ph: (562) 491-3482 Fax: (562) 437-1448	Global Fixtures Dave Fish 6461 Global Drive Cypress, CA 90630 Ph: (714) 229-0001 Fax: (714) 229-4863	Patella Inc. Jim Vandereaa 661 Brea Canyon Road, #5 Walnut, CA 91789 Ph: (909) 444-9102 Fax: (909) 444-9109

Schedule 2 to Exhibit B Page 5

ACOUSTICAL CEILINGS

Hutchinson Corporation Don Trapp 2250 South Central Avenue Rancho Dominguez, CA 90220 Ph: (310) 763-7991 Fax: (310) 763-4381	Ceiling Concepts Chuck Tunnalippe 14535 Woodruff Avenue Bellflower, CA 90706 Ph: (562) 493-8521 Fax: (562) 493-8742	Martin Integrated Marty Hovivian 2330 North Pacific Orange, CA 92865 Ph: (714) 998-9100 Fax: (714) 988-1414

ECL Acoustics Ed Lukas 4126 Hitch Blvd. Moorpark, CA 93021 Ph: (323) 864-3892 Fax: (323) 553-0403	Elljay Acoustics, Inc. 526 West Blueridge Avenue Orange, CA 92665 Ph: (714) 974-7171 Fax: (714) 637-9451

STONE & TILE WORK

Carnevale & Lohr Tony Reta 6521 Clara Street Bell Gardens, CA 90201 Ph: (562) 927-8311 Fax: (562) 806-2797	R.E. Smith Company Robert Smith 10012 Commerce Avenue Tujunga, CA 91042 Ph: (818) 352-8897	DBM /Hatch Inc. Ty Harding 640 Arrow Highway Le Verne, CA 91750 Ph: (909) 592-7988 Fax: (909) 592-0841

Rucker Tile Company Loren Rucker 16526 Arminta Street Van Nuys, CA 91406 Ph: (818) 902-1216 Fax: (818) 902-1147	SC Stone Company Anthony Carreon 20131 Ferndoc Street Walnut, CA 91789 Ph: (909) 594-2878 Fax: (909) 594-7128

DOORS, FRAMES & HARDWARE

S&S Hardware Ron Swanson 1111 East Grand Avenue El Segundo, CA 90245 Ph: (213) 322-9404 Fax: (213) 322-4818	Seeley Brothers Dave Seltzer 312 Oak Place, Building A Brea, CA 92621 Ph: (714) 990-6150 Fax: (714) 900-1216	L.A. Custom Doors Louis Bedini. 971 Patridge Avenue Los Angeles, CA 90039 Ph: (323) 660-0669 Fax: (323) 660-1699

Montgomery Hardware 5314 N. Irwindale Avenue, #3C Irwindale, CA 91706 Ph: (818) 814-0291 Fax: (818) 814-0283	Calinco Corporation 7600 Stage Road Buena Park, CA 90621 Ph: (714) 739-4908 Fax: (714) 739-4909

Schedule 2 to Exhibit B Page 6

SECURITY

API Security, Inc. Jennifer Hays 2025 East Curry Street Long Beach, CA 90805 Ph: (800) 274-5465 Fax: (562) 984-8075	ASSI Bill Vuno 1360 Reynolds Avenue Irvine, CA 92614 Ph: (949) 955-0244 Fax: (949) 955-0243	ADT William Kelly 14536 Archwood Street Van Nuys, CA 91405 Ph: (818) 781-4510

SECURITY (con't.)

Honeywell Control Services Dean Wickwar 6 Centerpointe Drive, Suite 300 La Palma, CA 90623 Ph: (714) 796-7536 Fax: (714) 796-7555	Climatec Building Technologies Group Tom Holland. 18002 Cowan Irvine, CA 92614 Ph: (949) 510-1845

DATA / COMMUNICATION

Pinnacle Avo Amirian 730 Fairmont Avenue Glendale, CA 91203 Ph: (818) 241-6009 Fax: (818) 241-6880	Summit Riser Mike Cameron 17981 Skypark Circle, Suite O Irvine, CA 92614 Ph: (949) 251-9266 Fax: (949) 251-9270	Vector Resources Ken Godachy 3530 Voyager Street Torrance, CA 90503 Ph: (310) 436-1071 Fax: (310) 436-1177

Data Specialties 8400 Kass Drive Buena Park, CA 90261 Ph: (714) 523-8489 Fax: (714) 523-1861	Irish Communications 13954 East Valley Blvd. La Puente, CA 91746 Ph: (626) 968-3399 Fax: (626) 968-3328

Schedule 2 to Exhibit B Page 7

WINDOW COVERING

Pacific Shading Systems Doug Sherbourne 1010 N. Central, Suite 230 Glendale, CA 91202 Ph: (818) 815-9623 Fax: (818) 245-1348

SIGNAGE

CA Signs Diego Duarte 10280 Gleanoaks Blvd. Pacoima, CA 91331 Ph: (818) 899-1888 Fax: (800) 636-6696	Weidner Architectural Signage Arie Korver 5001 24th Street Sacramento, CA 95822 Ph: (916) 454-7417 Fax: (916) 452-3331

DEMOLITION

Interior Removal Specialists Carlos Herrera 9309 Rayo Avenue South Gate, CA 90280 Ph: (323) 357-6900 Fax: (323) 357-9400	Rogma Raul Mata 1328 Willow Street Los Angeles, CA 90013 Ph: (213) 620-1144 Fax: (213) 620-0407

Schedule 2 to Exhibit B Page 8

SCHEDULE 3
ACM ABATEMENT WORK

SPECIFICATIONS
for
ASBESTOS ABATEMENT

UNION BANK PLAZA
445 SOUTH FIGUEROA STREET
20TH FLOOR
LOS ANGELES, CALIFORNIA 90071

October 1, 2008

Prepared for:

Hines
445 South Figueroa Street, 37th floor
Los Angeles, California

Designed by:
Clark SEIF CLARK, INC.
8875 Research Drive
Irvine, California 92618

SCHEDULE 3 -2-	UNION BANK PLAZA [Union Bank Lease]

Schedule 3 to Exhibit B Page 1

ASBESTOS-RELATED DEMOLITION WORK

PART 1 GENERAL

1.01 DESCRIPTION

A. This section consists of furnishing all work necessary to perform asbestos-related abatement of asbestos-containing and/or contaminated materials located on the 20th floor of Union Bank Plaza, located at 445 South Figueroa Street, Los Angeles, California. All work shall be performed in accordance with all federal, state, and local requirements and statutes. The work specified herein shall be the removal of asbestos-containing materials by persons knowledgeable, qualified, trained, and experienced in the removal, treatment, handling, transportation, and disposal of asbestos-containing material, and the subsequent cleaning of the affected environment. These persons shall comply with all federal, state, and local regulations and mandated work practices, and shall be capable of performing the work in the Contract.

1.02 SCOPE OF WORK

A. General Requirements: Work of this section includes but is not limited to the following:

1. Obtaining all notifications and permits required to perform the work.

2. Developing a detailed asbestos-related abatement work plan, including work sequence, work area isolation, HVAC and electrical isolation and decommissioning, asbestos removal methods, and transport/disposal procedures.

3. Removing and legally disposing of all asbestos-containing materials (ACM) and asbestos contaminated materials disturbed by the project and removed from the project site.

4. Thoroughly cleaning the area of work and obtaining final visual inspection approval from the Client's Representative. Clearance air monitoring performed by Phase Contrast Microscopy (PCM) (NIOSH Method 7400) will be performed for negative pressure enclosures.

5. The Contractor shall perform employee exposure monitoring as required by Cal-OSHA during the project.

B. Project Specific Requirements: The Contractor shall remove, transport, and properly dispose of the following materials. <u>Quantities shall be field verified by the contractor.</u>

1. Approximately 23,000 square feet asbestos-containing fireproofing from 20th floor. Removal of asbestos-containing cement is Class I work as defined in 8 CCR 1529.

2. All below ceiling interior finished shall be removed and disposed of the contractor.

3. All ducting, pipes, and conduit, as designated by the Hines Engineering staff. Components to remain will be marked by Hines.

804296.08/LA
H4321-047/10-7-08/mg/law

SCHEDULE 3
-3-

UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 2

Asbestos Abatement Specifications
445 S. Figueroa Street
25th Floor
Los Angeles, California

4. There may be asbestos-containing flooring materials under the carpet. Any flooring discovered during the removal of the carpet, shall be assumed to contain asbestos. This will be the responsibility of the contractor.

5. There may be asbestos-containing thermal system insulation above the ceiling and in some of the wall cavities. This will be the responsibility of the contractor.

6. The areas where asbestos-containing material may remain in the Union Bank Plaza Building are the elevator core, the mechanical shafts that runs vertically through the building, the interior of the concrete overhangs above the windows on the exterior of the building, stairwells, and the Transite panels below the windows. All other areas, including, but not limited to, the area above the restrooms, electrical rooms, mechanical rooms, and the drywall around the core of the building will be abated.

7. Any areas where asbestos-containing fireproofing are to remain shall be encapsulated, with a red tinted encapsulant, and/or enclosed, with an air tight enclosure.

8. After the completion of the abatement of the asbestos-containing materials, the floor will be resprayed with an approved non-asbestos-containing fireproofing.

1.03 RELATED WORK

A. POLYCHLORINATED BIPHENYLS (PCB)

1. All fluorescent light ballast will be inspected by the contractor. Any light ballast that DOES NOT say "No-PCBs" will be assumed to contain PCBs and they will be disposed of accordingly.

B. FLUORESCENT TUBES

1. All fluorescent light tubes will be assumed to contain Mercury and will be packaged and disposed of accordingly.

1.04 REQUIRED LICENSURE

A. Contractor shall be licensed by the State of California. Contractors State License Board and be registered to perform asbestos related work with the Division of Occupational Safety and Health, Department of Industrial Relations. At a minimum, Contractor shall hold the following license classifications

1. ASB - Asbestos Certification Supplement

B. Transportation of Friable and Non-Friable Asbestos-Containing Materials: Contractor shall itself be, or have a subcontractor that is, a registered hazardous waste transporter with the State of California, Department of Toxic Substances Control.

02080 - 3 ASBESTOS RELATED DEMOLITION WORK

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 3

Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

1.05 APPLICABLE DOCUMENTS AND REGULATIONS

A. It is the responsibility of the Contractor to know the current regulations controlling work and to perform all related work in accordance with such regulations that provide for worker and public safety against asbestos exposure.

B. The publications listed below form a part of this specification to the extent referenced. The current issue of each document shall govern. Where conflict among requirements or with these Specifications exists, the more stringent requirements shall apply.

CODE OF FEDERAL REGULATIONS (CFR)

29 CFR Part 1910	Occupational Safety and Health Standards for General Industry
29 CFR 1910.1200	Hazard Communication
29 CFR 1910.134	Respiratory Protection
29 CFR 1910.145	Specifications for Accident Prevention Signs and Tags
29 CFR 1910.1020	Access to Employee Medical Records
29 CFR Part 1926	Occupational Safety and Health Regulations for Construction
29 CFR 1926.1101	Construction Standard for Asbestos, Tremolite, Anthophylite and Actinolite

U.S. ENVIRONMENTAL PROTECTION AGENCEY (EPA)

40 CFR 61 Sub A & B	General Provisions
40 CFR 61 Sub M	National Emissions Standard for Hazardous Air Pollutants (NESHAP)
40 CFR 260	Hazardous Waste Management Systems: General
40 CFR 261	Identification and Listing of Hazardous Waste
40 CFR 262	Standards Applicable to Generators of Hazardous Waste
40 CFR 263	Standards Applicable to Transporters of Hazardous Waste
40 CFR 264	Standards for Owners and Operators of Hazardous Waste Treatment, Storage, and Disposal Facilities
40 CFR 265	Interim Status Standards for Owners and Operators of Hazardous Waste Treatment, Storage, and Disposal Facilities
40 CFR 268	Land Disposal Restrictions
40 CFR 763 Sub G	Worker Protection Rule
40 CFR 763	Asbestos Hazard Emergency Response Act (AHERA)

U.S. DEPARTMENT OF TRANSPORTATION (DOT)

49 CFR 171 & 172	Transportation of Hazardous Waste

NATIONAL FIRE PROTECTION ASSOCIATION (NFPA)

NFPA 701	(1989) Methods of Fire Test for Flame Resistant Textiles and Films

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 4

Asbestos Abatement Specifications
445 S. Figueroa Street
30th Floor
Los Angeles, California

UNDERWRITERS LABORATORIES (UL)

UL 586	(1990) High-Efficiency Particulate Air Filter Units

CALIFORNIA CODE OF REGULATIONS (CCR)

Title 8 5208	General Industry Safety Orders - Asbestos
Title 8 Article 2.5	Registration - Asbestos Related Work
Title 8 5194	Hazard Communication
Title 8 1529	Construction Industry Safety Orders - Asbestos
Title 22 Div. 4 Cpt. 30	Hazardous Waste Handling

CALIFORNIA LABOR CODE Section 6501.5-6505.5

CITY OF LOS ANGELES FIRE DEPARTMENT – CHAPTER 10

SOUTH COAST AIR QUALITY MANAGEMENT DISTRICT (SCAQMD)

Rule 1403	Asbestos Emissions From Demolition/Renovation Activities

1.06 NOTIFICATIONS AND PERMITS

A. Contractor shall make all required written notifications or applications to regulatory agencies including the following:

1. South Coast Air Quality Management District

   SCAQMD Notification shall be in accordance with Rule 1403.

2. California Division of Occupational Safety and Health

   Notification shall be in accordance with Section 341.9 of Title 8 of the California Code of Regulations

1.07 SUPERVISOR/COMPETENT PERSON, FOREPERSON, AND WORKERS

A. The Contractor shall have an Asbestos-Related Demolition Supervisor/Competent Person present at all times while asbestos-related work on this Contract is in progress.

B. The Asbestos Related Demolition Supervisor/Competent Person shall have successfully completed a five (5) day EPA-approved Asbestos Abatement Contractor/Supervisor training course, and be thoroughly familiar and experienced with asbestos removal and related work, and shall be familiar with and enforce the use of all safety procedures and equipment. He/she shall be knowledgeable of all EPA, OSHA, and NIOSH requirements and guidelines.

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SCHEDULE 3
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(Union Bank Lease)

Schedule 3 to Exhibit B Page 5

Asbestos Abatement Specifications
445 S. Figueroa Street
30th Floor
Los Angeles, California

C. In addition to the Asbestos-Related Supervisor/Competent Person, the Contractor shall furnish one (1) or more forepersons who have successfully completed a five (5) day EPA-approved Asbestos Abatement Contractor/Supervisor training course, and who are familiar and experienced with asbestos abatement and its related work, safety procedures, and equipment.

D. It shall be a requirement of this Contract that the Contractor's Asbestos-Related Demolition Supervisor/Competent Person and one or more of the foremen be onsite at all times while work is in progress. A foreman will be required to conduct inspections of the work practices, and enclosure condition inside the work area at least three (3) times during each work shift.

E. All workers shall, at a minimum have successfully completed a four (4) day EPA-approved Asbestos Abatement Worker training course.

1.08 SUBMITTALS

A. Submit, as applicable, the following to the Client's Representative for approval within 10 days of receiving the Notice to Proceed. These submittals are in addition to those required in Section 01340. These submittals shall be submitted in accordance with Section 01340.

1. Copies of the written notification to the following regulatory agencies:

   a. SCAQMD Rule 1403

   b. California Division of Occupational Safety and Health

2. Copies of waste haulers Hazardous Waste Transporter Registration and Environmental Protection Agency Acknowledgment of Notification of Hazardous Waste Activity.

3. Identification of the landfill to be used for the disposal of the asbestos-containing waste generated at the project site and the landfill disposal and packaging requirements.

4. A written asbestos abatement work plan identifying work sequence, abatement duration, dust control measures, work area preparation, personal protection equipment to be utilized, asbestos-containing materials removal procedures, asbestos-containing/contaminated debris cleanup and disposal procedures, and waste handling, storage, and disposal procedures.

5. Manufacturer's certification that HEPA vacuums, differential pressure air filtration devices and other local exhaust ventilation equipment conform to ANSI Z9.2-79.

6. Manufacturers product data and material safety data sheet(s) for all chemical products to be used on the site.

7. Identification of the project's Asbestos Related Demolition Supervisor/Competent Person who meets the requirements of 29 CFR Part 1926.1101 and 8 CCR Part 1529 and is

02080 - 6 ASBESTOS RELATED DEMOLITION WORK

SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 6

Asbestos Abatement Specifications
445 S. Figueroa Street
36th Floor
Los Angeles, California

experienced in administration and supervision of asbestos abatement projects, including work practices, protective measures for building and personnel, disposal procedures, etc.

8. Documentation that the Contractor's employees performing asbestos removal, disposal, and air sampling operations have received training which meets the criteria of the Federal EPA Model Accreditation Plan (40 CFR Part 763, Subpart E, Appendix C).

   a. Training certification shall be provided prior to the start of work involving asbestos abatement, for all of the Contractor's workers, forepersons, and Asbestos-Related Demolition Supervisors/Competent Persons. Training shall meet the requirements of 29 CFR Part 1926.1101 and 8 CCR Part 1529 and the criteria of the Federal EPA Model Accreditation Plan (40 CFR Part 763, Subpart E, Appendix C). Training shall be provided prior to the time of job assignment and, at least, annually.

9. Documentation from a physician that employees or agents who may be exposed to airborne asbestos fibers in excess of the Permissible Exposure Limit have received medical monitoring to determine whether they are physically capable of working while wearing the respirator required without suffering adverse health effects. Contractor shall be aware of and provide information to the examining physician about unusual conditions in the workplace environment (e.g. high temperatures, humidity, and chemical contaminants) that may impact on the employee's ability to perform work activities. Medical monitoring shall be performed in accordance with the requirements of 29 CFR Part 1926.1101 and 8 CCR Part 1529.

10. Documentation of respirator fit-testing for Contractor employees and agents who must enter the work area. This fit-testing shall be in accordance with qualitative procedures as required by OSHA regulations or be quantitative in nature.

11. Documented NIOSH approvals for respiratory protective devices utilized on site, including manufacturer's certification of HEPA filtration capabilities for cartridges and filters.

B. Upon completion of all asbestos abatement activities, submit to the Client's Representative, documentation that includes, without limitation, the following:

   1. Work area entry/exit logbook. The logbook must record the name, affiliation, time in, and time out for each entry into the work site.

   2. Material Safety Data Sheets (MSDS) for solvents, encapsulants, wetting agents and replacement materials, as necessary.

   3. OSHA required personal air monitoring results.

   4. Accident/incident reports where injury or damage has occurred on or to the Client's property.

   5. Hazardous waste manifests, non-hazardous waste data forms, trip tickets and disposal receipts for asbestos waste materials removed from the work area within 24 hours of the transport. Send to:

02080 - 7 ASBESTOS RELATED DEMOLITION WORK

SCHEDULE 3
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804295 08/LA
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 7

Asbestos Abatement Specifications
445 S. Figueroa Street
30th Floor
Los Angeles, California

1.09 NOTICES AND POSTINGS

A. Post in the decontamination unit, a list containing the names, addresses, and telephone numbers of the Contractor, Client's Representative, Project Environmental Manager, and emergency contact numbers.

B. Additional postings shall include:

1. Visitor entry and exit log.

2. Employee daily sign in/out log.

3. Work area entry and exit procedures.

4. Emergency procedures.

C. One copy of the Cal-OSHA regulations.

D. Posted Warnings and Notices: The following regulations, warnings, and notices shall be posted at the work site in accordance with 29 CFR Part 1926.1101 and 8 CCR Part 1529.

1. Warning Signs and Labels: Warning signs shall be provided at building entrances and approaches to asbestos abatement areas. Signs shall be located at a sufficient distance from the asbestos control areas that will allow personnel to read the sign and take the necessary protective actions required before entering the asbestos control area.

2. Post safety warning signs, in English and Spanish, which follow the "Sample Format Warning Sign" shown below:

Sample Format Warning Sign
Minimum Size - 24" x 36"
Material - Aluminum or Fiberglass
Script

DANGER **ASBESTOS** **CANCER AND LUNG DISEASE HAZARD** **AUTHORIZED PERSONNEL ONLY** **RESPIRATORS AND PROTECTIVE** **CLOTHING AREA REQUIRED** **IN THIS AREA**

Color - Black Letters on Red Background

1.10 WORK AREA SECURITY

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 8

Asbestos Abatement Specifications
445 S. Figueroa Street
28th Floor
Los Angeles, California

A. The asbestos work control area shall be restricted only to authorized personnel, including Contractor, Contractor's employees, Client's Representative(s), and state, and local inspectors.

B. Entry into the asbestos work control area by unauthorized individuals shall be reported immediately to the Client's Representative.

C. Contractor shall be responsible for Project site security during asbestos-related demolition operations in order to protect work efforts and equipment.

1.11 WORK SEQUENCE

A. Work Sequence: The following is the work sequence for the project.

1. The Test Sections shall be the first work performed by the Contractor.

2. Following completion of the Test Sections, the Contractor shall perform removal of the asbestos-containing materials interior of the building.

3. Following completion of the materials on the interior of the building and clearance air sampling, the Contractor shall perform removal of the lead-containing materials as identified in Section 02081.

4. Lead-related demolition may be performed in conjunction with asbestos-containing roofing material removal as identified in Section 02080.

1.12 PERSONAL PROTECTION AND SAFETY

A. The Contractor alone shall be responsible for the safety, efficiency, and adequacy of his/her appliances, methods, and for any damages which may result from his/her operations, improper construction practices, or maintenance. He shall erect and properly maintain at all times as required by the conditions and progress of the work, proper safeguards for the protection of workmen and the public and shall post warning signs around the job site.

B. Respiratory protection requirements:

1. All respiratory protection programs shall be established in accordance with the respiratory protection requirements of 29 CFR Part 1910.134, 8 CCR Part 5144, 29 CFR Part 1910.1001, and 29 CFR Part 1926.1101. Copies of these regulations are included herein by reference and shall be considered as a requirement of these Specifications.

2. All respirators used shall be selected from those approved by NIOSH for use in atmospheres containing asbestos fibers.

3. Work activities associated with the removal of non-friable asbestos-containing materials (i.e., floor tile and roofing material) shall be conducted in a minimum of half-face air purifying respirators with P-100 filters.

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 9

Asbestos Abatement Specifications
445 S. Figueroa Street
26th Floor
Los Angeles, California

4. Respirators shall be quantitatively fit-tested a minimum of every 12 months. Either the standard Irritant Smoke Protocol or the Isoamyl Acetate Protocol may be used.

C. Provide workers and authorized visitors with sufficient sets of protective full body impervious protective clothing. Such clothing shall consist of full body coveralls and headgear. Provide eye protection and hard hats as required by applicable safety regulations. Reusable type protective clothing and footwear shall be left in the equipment room until the end of the asbestos abatement work, at which time such items shall be disposed of as asbestos waste, or shall be thoroughly cleaned of all asbestos or asbestos-containing material. Disposable type protective clothing, headgear, and footwear may be provided.

D. Provide and post, in the equipment room and the clean room, the decontamination and work procedures to be followed by workers and authorized visitors as described in these Specifications.

E. Worker Protection Procedures:

1. Each worker and authorized visitor shall, upon entering the job site remove street clothes in the clean room and put on a respirator and clean protective clothing before entering the equipment room or the work area.

2. All workers and authorized visitors shall, each time they leave the work area; remove gross contamination from clothing before leaving the work area; proceed to the equipment room and remove all clothing except respirators; still wearing the respirator proceed to the showers, clean the outside of the respirator with soap and water while showering; remove the respirator; thoroughly shampoo and wash themselves.

3. Following showering and drying off, each worker and authorized visitor shall proceed directly to the clean room and dress in clean clothes at the end of each day's work, or before eating, smoking, or drinking. Before reentering the work area from the clean room each worker and authorized visitor shall put on a clean respirator and shall dress in clean protective clothing.

4. Contaminated work footwear shall be stored in the equipment room when not in use in the work area. Upon completion of asbestos abatement, the footwear will either be disposed of as contaminated waste, or will be bagged and sealed for use at another abatement project.

5. Workers removing waste containers from the equipment decontamination enclosure shall enter the holding area from outside wearing a respirator and dressed in clean disposable coveralls. No worker shall use this system as a means to leave or enter the washroom or the work area.

6. Workers shall not eat, drink, smoke, or chew gum or tobacco while in the work area.

7. Workers shall be fully protected with respirators and protective clothing from the time of first disturbance of asbestos-containing or contaminated materials prior to commencing actual asbestos abatement and until final cleanup is completed.

02080 - 10 ASBESTOS RELATED DEMOLITION WORK

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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 10

Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

F. If evacuation of the work area is required by contaminated personnel due to an emergency, all work efforts shall stop, and all forces shall be directed at minimizing the area contamination, cleanup operations, and first-aid procedures. These activities shall be noted in the daily logbook.

G. During work activities requiring decontamination procedures, the Contractor shall provide a means of communication for the workers inside the work area without requiring personnel to enter or leave the work area. The method of communication shall be a two-way radio, localized wire-connected telephone, or similar system. This communication system shall remain intact until the final isolation plastic is removed. Then all equipment shall be wiped down; HEPA vacuumed or disposed of as asbestos-contaminated material.

H. Adequate shower facilities shall be provided by the Contractor. An employee leaving the work area shall follow all decontamination procedures necessary or as described herein.

PART 2 PRODUCTS

2.01 MATERIALS

A. Handling and Storage:

1. Deliver all materials to the project in the original package(s), container(s), or bundle(s) bearing the name of the manufacturer, brand name and the model number.

2. Store all materials subject to damage off the ground, away from wet or damp surfaces, and under cover sufficient to prevent damage or contamination.

3. Damaged or deteriorating materials shall not be used and shall be removed from the premises. Material that becomes contaminated with asbestos shall be disposed of in accordance with the applicable regulations.

B. Plastic (Polyethylene) Sheeting: Provide 6-mil thickness or greater polyethylene sheeting as specified in sizes to minimize the frequency of joints. Fire retardant polyethylene sheeting is required.

C. Tape: Provide two inch or wider duct tape capable of sealing joints of adjacent sheets of polyethylene and for attachment of polyethylene sheets to finished or unfinished surfaces of dissimilar materials. Duct tape shall be capable of adhering under both dry and wet conditions, including use of amended water.

D. Spray Cement: Provide aerosol based spray cement specifically formulated to stick tenaciously to sheet polyethylene.

E. Surfactant: Provide a 50 percent polyoxyethylene ether and 50 percent polyoxyethylene ester, or equivalent and mix with water to provide a concentration of one ounce surfactant to 5 gallons of water.

02080 - 11 ASBESTOS RELATED DEMOLITION WORK

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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 11

Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

F. Impermeable Containers: Provide impermeable containers suitable to receive and retain any asbestos-containing or contaminated materials until disposal at Disposal Site labeled in accordance with OSHA Regulation 29 CFR 1910.1101, DOT 49 CFR 171-177, Title 8 CCR and SBACPD. Containers must be both air and watertight and must be resistant to damage and rupture. Plastic bags shall be a minimum of 6-mil thick.

G. Warning Labels and Signs: Provide warning labels and signs as required by OSHA Regulation 29 CFR Part 1910.1101, Title 8 CCR Part 1529 and SBAPCD Rule 1001.

H. Other Materials: Provide all other materials, such as lumber, nails and hardware, which may be required to construct and dismantle the decontamination area and the barriers that isolate the work area.

I. Solvents used for the removal of resilient flooring mastics shall be low-odor.

2.02 TOOLS AND EQUIPMENT

A. Provide all tools and equipment necessary to perform the required asbestos removal/abatement.

B. Air Filtration Equipment: High Efficiency Particulate Air (HEPA) filtration systems shall be equipped with filtration equipment in compliance with ANSI Z9-2-79, local exhaust ventilation. No air movement system or air filtering equipment shall discharge unfiltered air outside the work area. A pressure differential system shall be established in the work area continuously (24 hours per day) from the start of the work in the area until the area has been decontaminated and certified as such by the required testing. The system shall produce a minimum of four filtered air changes per hour in the work area and maintains a pressure differential of 0.020-inches water gauge between the inside and outside of the work area. All filtered, exhausted air shall be discharged outside the building away from any building air-intake devices (unless stated otherwise).

C. Manometer: A continuous recording monitor shall measure and record the difference in air pressure between that inside the work area from that outside the work area. The recording system shall be accurate to the nearest 0.001 inches of water pressure differential and be equipped with an alarm that sounds if the difference becomes less than 0.020-inches water gauge.

D. Provide all scaffolding, ladders and/or staging, etc. necessary to accomplish the work. Scaffolding may be standing type such as the metal tube and coupler, or tubular welded frame. The type, erection and use of all scaffolding shall comply with all applicable OSHA Provisions.

1. Scaffolding MUST be equipped with railing and toe boards.
2. If rolling scaffolding is used, the wheels must be in the locked position while the scaffolding is in use.
3. When moving the rolling scaffolding, NO workers may be on the platform.
4. Provide a nonskid surface on all scaffold surfaces subject to foot traffic.

02080 - 12 ASBESTOS RELATED DEMOLITION WORK

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 12

Asbestos Abatement Specifications
445 S. Figueroa Street
28th Floor
Los Angeles, California

PART 3 EXECUTION

3.01 ASBESTOS REMOVAL PREPARATION PROCEDURES

A. General Work Area Preparation: Contractor shall perform the following general work area preparation procedures prior to commencement of any abatement activities:

1. Danger signs meeting the specifications of 29 CFR Part 1926.1101 and 8 CCR 1529 shall be posted at any location and approaches to locations where airborne concentrations of asbestos may exceed ambient background levels. Signs shall be posted at a distance sufficiently far enough away from the work area to permit an employee to read the sign and take the necessary protective measures to reduce or avoid exposure. Additional signs may need to be posted following construction of workplace enclosure barriers. The signs shall be in accordance with Article 1.09.D.2 of this Section.

2. Asbestos handlers shall don personnel protective equipment as required in Article 2.02 of this Section.

3. Contractor shall shut down and lock out electric power to work areas, where necessary, to provide a safe work environment. Contractor shall provide temporary power source and equipment, including ground faulting, in compliance with all applicable electrical code requirements and Cal-OSHA requirements for temporary electrical systems. The Contractor shall utilize a licensed electrician to perform all electrical power shut down and temporary power installation. All electrical equipment used during the removal of asbestos-containing materials shall be connected to a Ground Fault Interrupted (GFI) circuit.

4. Heating, ventilating, and air-conditioning (HVAC) system components that supply, return, or that pass through the work area shall be shut down and locked out.

5. The Contractor shall isolate the asbestos removal work areas from other occupied areas of the building. Windows, doorways, corridor entrances, drains, ducts, grilles, grates, diffusers, and any other opening between the work area and areas outside of the work area (including the outside of the building, tunnels, and crawl spaces) shall be critically sealed with two layers of 10-mil polyethylene sheeting and duct tape.

6. Prior to the construction of the main containment for the floor, all cracks and penetrations in the floor will be sealed to prevent water leakage to the floor below.

7. The containment shall be constructed of two (2) layers of six (6) mil plastic sheeting for the walls and three (3) layers of ten (10) mil plastic sheeting for the floor. An additional two layers of 10 mil plastic will be used as "drop clothes".

6. Emergency and fire exits from the work areas shall be maintained and adequately marked. Alternative exits shall be established that are satisfactory to the Client and local

02080 - 15 ASBESTOS RELATED DEMOLITION WORK

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 13

Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

fire regulations.

7. Contractor shall construct and maintain at least one three-stage decontamination unit. This decontamination unit shall be constructed in accordance with the requirements set forth in Article 3.02 of this Section. The asbestos worker wash/decontamination station may be used as the lead worker wash/decontamination station.

B. Asbestos-Containing Fireproofing Procedures:

1. Asbestos-containing material shall be sprayed with amended water using spray equipment capable of providing a low-pressure application.

2. Wetted material shall be manually demolished using hand equipment.

3. The use of high pressure water systems may be used with permission of the Clients representative.

4. No gasoline, propane, and/or diesel powered equipment may be used on the floor.

5. Cleanup shall proceed in accordance with Article 3.08 - Cleanup Procedures.

02 WORKER DECONTAMINATION ENCLOSURE SYSTEMS

A. At least one worker decontamination enclosure system shall be provided on the site that is easily accessible from each of the asbestos removal work areas. The asbestos worker decontamination enclosure system may also be used for the lead worker decontamination system.

B. Worker decontamination enclosure systems constructed at the worksite shall utilize 6-mil opaque black or white polyethylene sheeting or other acceptable materials for privacy.

C. The worker decontamination enclosure system shall consist of at least a clean room, a wash station, and an equipment room, each separated from the other by curtained doorways.

D. Entry to and exit from all decontamination enclosure system chambers shall be through curtained doorways consisting of two sheets of overlapping polyethylene sheeting. One sheet shall be secured at the top and left side, the other sheet at the top and right side. Both sheets shall have weights attached to the bottom to ensure that they hang straight and maintain a seal over the doorway when not in use. Doorway designs, providing equivalent protection and acceptable to the Client, may be utilized.

E. Pathways into (from clean to contaminated) and out of (contaminated to clean) the work area shall be clearly designated.

F. The clean room shall be sized to adequately accommodate the work crew. The clean room shall also provide shelves for storing respirators and a location for posting notices.

02080 - 14 ASBESTOS RELATED DEMOLITION WORK

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SCHEDULE 3
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UNION BANK PLAZA
[Union Bank Lease]

Schedule 3 to Exhibit B Page 14

Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

G. The wash station shall have water and soap for washing away asbestos contamination. The wash station shall have a drain pan to collect wastewater.

H. The equipment room shall be used to disrobe for washing at the wash station. A drum lined with a labeled 6-mil polyethylene bag for collection of disposable clothing shall be located in this room.

3.03 EMERGENCY EXITS

A. Emergency exits shall be established and clearly marked with duct tape arrows or other effective designations to permit easy identification and location by the workers from anywhere within the work area. Emergency exits shall be secured to prevent access from uncontaminated areas and still permit emergency exiting. Emergency exits shall be properly sealed with 6-mil polyethylene sheeting that can be cut to permit egress, if needed. These exits may be the worker decontamination enclosure, the waste pass-out airlock, and/or other alternative exits satisfactory and in compliance with local fire regulations. Where emergency exits are sealed, an instrument capable of cutting the polyethylene barrier shall be installed on both sides of the barrier, to allow for immediate exit from the work area in the event of an emergency.

3.04 MAINTENANCE OF WORKPLACE BARRIERS

A. Following completion of the construction of polyethylene barriers and decontamination system enclosures, adequate settling time shall be required to ensure that barriers will remain intact and secured to walls and fixtures before beginning actual abatement activities.

B. Workplace barriers shall be visually inspected at the beginning of each work period or shift by the Supervisor/Competent Person.

C. Damage and defects in the enclosure system shall be repaired immediately upon discovery. This information shall also be noted in the Contractor's daily log.

D. At any time during the abatement activities after barriers have been erected, if visible material is observed outside of the work area or if damage occurs to barriers, work shall immediately stop, repairs made to barriers, and debris/residue cleaned up using appropriate HEPA-vacuuming and wet-mopping procedures. This information shall also be noted in the Contractor's daily log.

3.05 COMMENCEMENT OF WORK SHALL NOT OCCUR UNTIL

A. Enclosure systems have been constructed and tested.

B. At least one three-stage decontamination unit with wash station is operational. This decontamination unit can be the same as the lead-related demolition decontamination unit

02080 - 15 ASBESTOS RELATED DEMOLITION WORK

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SCHEDULE 3
-16-

UNION BANK PLAZA
(Union Bank Lease)

Schedule 3 to Exhibit B Page 15

Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

C. Pressure differential systems are functioning adequately.

D. Pre-abatement submissions, notifications, and permits have been provided and are satisfactory to the Client's Representative.

E. Equipment for abatement, cleanup, and disposal are available.

F. Worker training, medical examination, and respirator fit testing (and certification) is completed or applicable, current documentation of this information is provided. This information shall also be provided for new workers on the first day they arrive at the work site.

F. Glove bags have been smoke tested.

G. Contractor receives permission from the Client to commence asbestos-related demolition work.

.06 WORKPLACE ENTRY AND EXIT PROCEDURES

A. General: The following procedures shall be followed prior to entrance into any regulated asbestos work area.

1. Personnel who enter the work area shall sign the entry log upon entry and exit.

2. Personnel, before entering the work area, shall read and be familiar with posted regulations, personal protection requirements (including workplace entry and exit procedures), and emergency procedures.

3. Personnel shall wear appropriate respiratory protection and disposable coveralls, head covering, and foot covering. Hardhats, eye protection, and gloves shall also be utilized, as required. Clean respirator filter cartridges and protective clothing shall be provided and utilized by each person for each separate entry into the work area.

4. Personnel wearing designated personal protective equipment shall proceed to the work area.

5. To exit the work area, personnel shall proceed to the equipment room where they shall remove protective equipment, except respirators, and deposit disposable clothing into appropriately labeled containers for disposal.

6. Clothing or footwear worn into a regulated work area will not be permitted out of the regulated work area.

7. Reusable, contaminated footwear shall be stored in the equipment room when not in use in the work area. Upon completion of abatement, it shall be disposed of as asbestos-contaminated waste. (Rubber boots may be decontaminated at the completion of the abatement for reuse).

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Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

3.07 ASBESTOS-CONTAINING MATERIAL REMOVAL PROCEDURES

A. General

1. Work area shall be cleaned and isolated in accordance with the procedures set forth in Article 3.01 of this Section

2. Waste containers for floor tile and mastic and roofing material shall be sealed when full. Bags shall not be overfilled. Bags shall be securely sealed to prevent accidental opening and leakage by tying the tops of bags in an overhand knot or by taping in gooseneck fashion. Bags shall not be sealed with wire or cord.

B. Fireproofing Removal Procedures:

1. Asbestos-containing fireproofing shall be sprayed with amended water, using spray equipment capable of providing a low-pressure application.

2. The use of high-pressure water systems may be used with permission of the Clients representative.

3. No gasoline, propane, and/or diesel powered equipment may be used on the floor.

4. Fireproofing debris shall not be allowed to accumulate on the floor. All loose debris will be placed into, properly labeled, 6-mil plastic bags at the end of each shift.

5. Cleanup shall proceed in accordance with Article 3.08 - Cleanup Procedures.

5. After the work area surfaces have been rendered free of visible residues, a thin coat of an approved encapsulating agent shall be applied to seal in nonvisible residue.

6. Dispose of all asbestos containing/contaminated waste in accordance with Article 3.10 - Disposal Procedures.

3.08 CLEANUP PROCEDURES

A. General

1. Visible accumulations of ACM and asbestos-contaminated debris shall be removed and containerized utilizing nonmetallic tools (squeegees, shovels, and the like). Surfaces in the work area shall then be wet cleaned. Equipment used in the work area shall be included in the cleanup, and shall be removed from work areas via the decontamination enclosure system or waste load-out, at appropriate times in the cleaning sequence.

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Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

2. None of the procedures described in this Article relieve the Contractor of the responsibility to meet the final clearance criteria as established by this Section.

B. Fireproofing Removal Cleanup Procedures:

1. The windows, doors, and HVAC vents shall remain sealed, and any HEPA-filtered pressure differential systems, waste load-out, and decontamination enclosure systems shall remain in service.

2. The work area and other contaminated areas shall be cleaned utilizing HEPA-filtered vacuum equipment and wet-wiping techniques. After completion of the cleaning operation, a complete visual inspection of the work shall be conducted with the Client to ensure that the work area is free of visible asbestos debris. A final check shall be made for asbestos debris, and further cleaning will be conducted as necessary. The Client shall be notified 24 hours in advance of the requirement for a visual inspection.

3. Upon completion of the cleaning operation, Contractor shall notify the Client that the negative pressure enclosure work areas are ready for review and clearance air monitoring. The negative pressure enclosure areas shall be cleaned until they pass the Clearance Air Monitoring Standard. The Client will require up to one 8-hour shift to complete clearance air monitoring following successful completion of the visual inspection.

4. Upon notification from the Client that the negative pressure enclosure work area have passed the standard for clearance air monitoring, the Contractor shall remove remaining polyethylene sheeting, isolation and/or critical barriers, decontamination unit, dismantle negative air pressure devices, and remove asbestos warning signs/ribbon.

.09 CLEARANCE AIR MONITORING

A. The following clearance air monitoring procedures will be used in negative pressure enclosure work areas.

1. After completion of cleanup operations, Contractor shall notify the Client that the work areas are ready for clearance air monitoring. Notification shall be a minimum of 24 hours prior to the need for clearance air monitoring. Final clearance air monitoring shall be conducted only after the procedures set forth in Article 3.08 of this Section have been completed, the area has been satisfactorily cleaned and encapsulated, and the abatement area has been thoroughly dried.

2. The Client shall conduct the final clearance air monitoring by collecting and analyzing of air samples utilizing the methods set forth in NIOSH Method 7400. Clearance air monitoring may require up to one work shift to complete. The Client, at its discretion, may perform aggressive clearance air monitoring including blowing the area with a leaf blower and running fans while the air sampling pumps are running.

3. Clearance of a work area shall be achieved when each sample taken within the contained work area indicates airborne fiber concentrations of less than 0.01 fibers per cubic centimeter, as determined by phase contrast microscopy.

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Asbestos Abatement Specifications
445 S. Figueroa Street
27th Floor
Los Angeles, California

5. Abatement areas not achieving clearance shall be recleaned using procedures set forth in Article 3.08 of this Section. and retested until clearance is achieved. The cost of additional samples, consultant air monitoring fees, and labor for re-cleaning the work areas that fail final air clearances shall be paid for by the Contractor.

3.10 DISPOSAL PROCEDURES

A. As the work progresses, to prevent exceeding available storage capacity on site, sealed and labeled containers of asbestos-containing waste shall be removed and transported to the prearranged disposal location.

B. Unless other arrangements are made satisfactory to the Client, bagged or wrapped material shall be removed from the work areas and placed in a Contractor-supplied dumpster a minimum of every day. The dumpster shall be marked with asbestos warning signs and be locked at all times when not in use. When a dumpster is full, it shall be removed from Client property by the end of the next business day.

C. Disposal shall occur at an authorized site, in accordance with regulatory requirements of NESHAPs and applicable state and local guidelines and regulations, including the California State Department of Health Services, Toxic Substances Control Division.

D. Uniform hazardous waste manifests, non-hazardous waste date forms, dump receipts; trip tickets, transportation manifests, or other documentation of disposal shall be delivered to the Client Representative for their records.

3.11 OSHA PERSONNEL AIR MONITORING

A. Air monitoring required by OSHA for asbestos exposure determination is work of the contractor. The contractor is responsible for providing daily OSHA compliance monitoring as per 8 CCR 1529 and 29 CFR 1926.1101.

1. At minimum, Contractor shall conduct representative (25% of crew) breathing zone personal air monitoring of its employees twice each shift and repeated daily.

2. Monitoring shall be conducted by a qualified air professional experienced and knowledgeable about the methods of air monitoring and in accordance with 8 CCR 1529 and CFR 1926.1101.

3. Monitoring results and appropriate laboratory analysis work shall be submitted to the Client within twenty-four (24) hours of the monitoring work.

3.12 ALTERNATE PROCEDURES

A. The procedures described in this Section shall be utilized at all times.

B. If specified procedures cannot be utilized, a request shall be made in writing to the Client providing details of the problem encountered and proposed alternatives.

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Asbestos Abatement Specifications
445 S. Figueroa Street
20th Floor
Los Angeles, California

C. Alternative procedures shall provide equivalent or greater protection than the procedures that they replace.

D. Alternative procedure shall be approved in writing by the Client prior to implementation.

END OF SECTION

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EXHIBIT "C"
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Exhibit C Page 1